UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Soliciting Material Pursuant to §240.14a-12

Southern Copper Corporation

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April 16, 2021
Dear Common Stockholder:
You are cordially invited to attend the annual meeting of stockholders, which will be held on Friday, May 28, 2021 at 9:00 A.M. Mexico City time. As a result of the public impact of the COVID-19 pandemic and to prioritize the health and well-being of our employees and shareholders, this year’s meeting will be conducted virtually via a live audio webcast. There is no physical location for the annual meeting.
You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/208691188. The password for the meeting is SCCO2021.
At the virtual meeting, you will be asked to elect ten directors and to ratify the selection of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants. You will also be given the opportunity to cast a non-binding advisory vote on our executive compensation and vote on a shareholder proposal, if properly presented at the annual meeting.
The meeting also provides you an opportunity to review our activities and our plans and prospects.
It is important that your shares be represented at the meeting whether or not you are able to attend the virtual meeting. Please see page one (1) for additional information on accessing the virtual meeting and how to vote your shares. You do not need to attend the virtual meeting in order to vote your shares. Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the virtual annual meeting. You can vote by Internet or by requesting a printed copy of the proxy materials and using the enclosed proxy card to vote your shares.
Your vote matters. Regardless of whether you plan to attend the virtual annual meeting, please promptly submit your proxy and voting instructions via the internet or sign, date and return a proxy card. Stockholders are encouraged to vote and submit proxies in advance of the meeting by internet or mail as early as possible to avoid COVID-19 related processing delays. Your cooperation is appreciated.
We appreciate your continued confidence in our Company and look forward to you joining us virtually on May 28, 2021.
Sincerely,

Germán Larrea Mota-Velasco Chairman of the Board of Directors	Oscar González Rocha President and Chief Executive Officer
1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014 U.S.A. TEL: +(602) 264-1375	Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, C.P. 15038, Peru TEL: +(511) 512-0440, ext. 3442	Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Delegacion Miguel Hidalgo Mexico City, C.P. 11000, Mexico TEL: +(52-55) 1103-5320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2021
To the Common Stockholders of Southern Copper Corporation:
The annual meeting of stockholders of Southern Copper Corporation will be held virtually on May 28, 2021 at 9:00 A.M., Mexico City time, and on any adjournment thereof. To support the health and well-being of our employees and shareholders, this year’s meeting will be held via a live audio webcast. There is no physical location for the annual meeting. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/208691188. The password for the meeting is SCCO2021. The purposes of the annual meeting of stockholders of Southern Copper Corporation are the following:
(1)
To elect our ten directors, who will serve until the 2022 annual meeting;

(2)
To ratify the selection by the Audit Committee of the Board of Directors of Directors of Galaz,Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2021;

(3)
To provide stockholders the opportunity to cast a non-binding advisory vote on our executive compensation;

(4)
To vote on a shareholder proposal, as described in this proxy statement, if properly presented at the annual meeting; and

(5)
To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 9, 2021 will be entitled to vote at the annual meeting and at any adjournment or postponement of the meeting. REVIEW THE PROXY STATEMENT AND VOTE ELECTRONICALLY BY VISITING www.meetingcenter.io/208691188. YOU MAY ALSO VOTE BY MAIL BY signing, dating, and returning the enclosed proxy card in the envelope provided. You may also vote by attending the annual meeting virtually.
Important Notice Regarding Internet Availability of Proxy Materials and Annual Report. The proxy statement, proxy card and annual report on Form 10-K are available at www.edocumentview.com/SCCO. If you wish to attend the virtual meeting and vote your shares visit www. meetingcenter.io/208691188.
By order of the Board of Directors,
Jorge Lazalde
Secretary
Phoenix, Arizona, April 16, 2021
Your Vote is Important Vote Online or
Please mark, sign, date, and return your enclosed proxy card

PROXY STATEMENT
This proxy statement is furnished as part of the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Southern Copper Corporation (“SCC,” “us,” “our,” or the “Company”), 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, USA; Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, C.P. 15038, Peru; and Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Delegacion Miguel Hidalgo, Mexico City, C.P. 11000 Mexico, of the proxies of all holders of common stock (the “Common Stockholders” or “you”) to vote at the annual meeting to be held on May 28, 2021, and at any adjournment thereof. The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. On or about April 16, 2021 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of April 9, 2021, and we posted our proxy materials on the website www.edocumentview.com/SCCO.
Your vote matters. Regardless of whether you plan to attend the virtual annual meeting, please promptly submit your proxy and voting instructions via the internet or sign, date and return a proxy card. Stockholders are encouraged to vote and submit proxies in advance of the meeting by internet or mail as early as possible to avoid COVID-19 related processing delays. Your cooperation is appreciated.
As more fully described in the Notice, shareholders may choose to access our proxy materials at www.edcoumentview.com/SCCO or may request a printed set of our proxy materials on or before May 18, 2021. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Those who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials as requested.
You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on April 9, 2021, the Record Date, or if you hold a valid proxy for the annual meeting. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/208691188. You also will be able to vote your shares online by attending the annual meeting by webcast. To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SCCO2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 9:00 A.M. Mexico City time. We encourage you to access the meeting prior to the start time leaving ample time to check in. Please follow the registration instructions as outlined below.
If you are a registered shareholder (i.e. you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual annual meeting. Please follow the instructions on the Notice or proxy card that you receive. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual annual meeting. To register electronically, you must submit a request for registration by email labeled “Legal Proxy” and proof of your proxy power (legal proxy) reflecting your SCC holdings along with your name and email address to your broker or to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received on or before May 24, 2021 by 5:00 P.M., Eastern Time. An email confirming your registration will follow. Requests for registration can also be made by mail and should be directed to: Computershare, Attention: Southern Copper Corporation Legal Proxy; P.O. Box 43001, Providence, RI 02940-3001. Please forward the email from your broker or attach and image of your legal proxy.
Any proxy in the enclosed form given pursuant to this solicitation and received in time for the annual meeting will be voted with respect to all shares represented by it and in accordance with the instructions, if any, provided in such proxy. If we receive a signed proxy with no voting instructions, such shares will be voted for the proposal to elect directors, for the proposal to ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited (“DTT”), as our independent accountants for the calendar year 2021, for the approval of our executive compensation as described in this proxy statement and against the shareholder proposal. Any proxy may be revoked at any time prior to the exercise thereof by sending notice in writing to our Secretary or by written ballot voted at the virtual meeting or by delivery of a later dated proxy card. If your shares are held in street name, you must contact your broker to revoke your proxy.
Our outstanding shares consist of common stock, par value $0.01 per share (the “Common Stock”). At the close of business on April 9, 2021, the record date for the annual meeting, we had 773,073,269 shares of Common Stock outstanding and entitled to vote at our annual meeting.
Unless stated otherwise, references herein to “dollars” or “$” are to U.S. dollars; references to “S/” are to Peruvian Soles; and references to “peso”, “pesos”, or “Ps.” are to Mexican pesos.
VOTING SECURITIES
Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), provides that the number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors, provided that the number of directors shall not be less than six or more than fifteen. The Board of Directors at its meeting held on January 21, 2021 fixed the number of directors at ten. The directors are elected by the Common Stockholders, with each share of Common Stock outstanding at the April 9, 2021 record date entitled to one vote at the annual meeting.
A plurality of the votes cast by you is required for the election of the ten directors. Abstentions are counted for quorum purposes but are not counted either as votes cast “For” or “Against” or “ Withheld” from any nominee. A broker “non-vote” occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokers will be prohibited from exercising discretionary voting on your shares held in “street name” for the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the ten director nominees at the annual meeting on May 28, 2021. We encourage you to provide voting instructions to your brokers if you hold your shares in street name so that your voice is heard in the election of directors. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to elect directors.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, at the meeting by the holders of Common Stock entitled to vote thereon is required to ratify the selection of the independent accountants described in this proxy statement. Abstentions are counted for quorum purposes. Abstentions are not counted either as votes cast “For” or “Against” the proposal to ratify the selection of the independent accountants described in this proxy statement. Because brokers have discretionary authority to vote on the ratification of the appointment of independent accountants we do not expect any broker non-votes in connection with this proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to ratify the selection of the independent accountants.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions and broker non-votes are not counted either as votes cast “For” or “Against” this proposal. Pursuant to provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), brokers are prohibited from voting uninstructed shares on executive compensation matters, including on the non-binding advisory vote on executive compensation discussed in this proxy statement. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the vote on the shareholder proposal described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions and broker non-votes are not counted either as votes cast “For” or “Against” this proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “Against” the approval of the shareholder proposal as described in this proxy statement.
When a Common Stockholder participates in the Dividend Reinvestment Plan applicable to our Common Stock, the Common Stockholder’s proxy to vote shares of Common Stock will include the number of shares held for him by Computershare, the agent under the plan. If you do not send any proxy, the shares held for your account in the Dividend Reinvestment Plan will not be voted.
The rules of the Securities and Exchange Commission (“SEC”) permit us to deliver a single notice or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we will deliver only one notice or set of annual meeting materials to multiple stockholders requesting the printed proxy material and who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Quorum
Our by-laws provide that the presence in person or by proxy of the Common Stockholders of record holding a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum for purposes of electing directors and voting on proposals other than the election of directors.
ELECTION OF DIRECTORS
Ten nominees are proposed for election by you at the annual meeting. The nominees to be voted on by you are Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada, Leonardo Contreras Lerdo de Tejada, Xavier García de Quevedo Topete, Oscar González Rocha, Germán Larrea Mota-Velasco, Rafael Mac Gregor Anciola, Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán. Mr. Alfredo Casar Pérez will not stand for reelection to the Board of Directors at the annual meeting. The Board of Directors thanks Mr. Casar Pérez for his many years of service to the Board, its committees and the Company. All of the nominees, except for Mr. Leonardo Contreras Lerdo de Tejada, are currently serving as directors of the Company.
Our Certificate requires the Board of Directors to include a certain number of special independent directors. A special independent director is a person who (i) satisfies the independence standards of the NYSE (or any other exchange or association on which the Common Stock is listed) and (ii) is nominated by a Special Nominating Committee of the Board of Directors. The Special Nominating Committee, composed of Messrs. Luis Miguel Palomino Bonilla, Carlos Ruiz Sacristán (each a “Special Designee”), and Xavier García de Quevedo Topete (the “Board Designee”), has nominated Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as special independent directors. Additionally, the Board of Directors at its meeting held on January 21, 2021 endorsed the selection of special independent directors made by the Special Nominating Committee and also selected Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola as our fourth, fifth and sixth independent directors. For further information please see the section on “Special Independent Directors/Special Nominating Committee.”
The Board of Directors considers and recruits candidates from all sources, including nominations recommended by stockholders, to fill the positions on the Board of Directors taking into account the Board of Directors’ current composition and core competencies and the needs of the Board as a whole. The composition, skills and needs of the Board of Directors change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. Recommendations for director nominees should be sent in writing to our Secretary or Assistant Secretary (see “Proposals and Nominations of Stockholders” below). The Board of Directors applies selection criteria for Board membership that require that Board members possess, among other personal characteristics, integrity and accountability, high ethical standards, financial literacy for the members serving on the Audit Committee, high performance standards and business competency, informed judgment, mature confidence, an open mind, intelligence and judgment, sufficient time to devote to Company matters, and a history of achievement. Additionally, special independent directors must satisfy the independence requirements of the NYSE Listed Company Manual (or any other exchange or association on which the Common Stock is listed). The Board of Directors applies the same selection criteria for the evaluation of candidates from all sources.
To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to rapidly changing market conditions, a host of core competencies need to be represented on the Board. The Board as a whole possesses the required Board core competencies, with each member contributing knowledge, experience and skills in one or more areas, including accounting and finance, management, business judgment, industry knowledge, international markets, leadership, strategy and vision, and crisis response.
The Board of Directors also considers diversity in identifying candidates to fill positions on the Board. We believe that our current Board is diversified as it includes individuals from different professional backgrounds, with different viewpoints, professional experience, education, skills, and other individual qualities and attributes that augment the talents of management to operate the business of the Company and accomplish the primary goal of maximizing stockholder value while adhering to the laws of the jurisdictions wherein it operates and observing ethical standards.
Our Board of Directors conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board of Directors evaluates whether the Board’s current policy on diversity continues to be optimal for SCC and its stockholders.
Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies in the enclosed form received by us will be voted by us, unless authority is withheld, for the election of the nominees named below. If any nominee should be unavailable for election, such proxies will be voted by us for another individual chosen by the Board of Directors as a substitute for the unavailable nominee. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.
NOMINEES FOR ELECTION AS DIRECTORS
The following ten individuals have been nominated for election to the Board of Directors.
Common Stock Director	Age	Position
Germán Larrea Mota-Velasco	67	Chairman of the Board and Director
Oscar González Rocha	83	President, Chief Executive Officer, and Director
Vicente Ariztegui Andreve	67	Director
Enrique Castillo Sánchez Mejorada	64	Director
Leonardo Contreras Lerdo de Tejada	35	Director Nominee
Xavier García de Quevedo Topete	74	Director
Rafael Mac Gregor Anciola	60	Director
Luis Miguel Palomino Bonilla	61	Director
Gilberto Perezalonso Cifuentes	78	Director
Carlos Ruiz Sacristán	71	Director
Germán Larrea Mota-Velasco, Director. Mr. Larrea has been Chairman of the Board of Directors since December 1999, Chief Executive Officer from December 1999 to October 2004, and a member of our Board of Directors since November 1999. He has been Chairman of the board of directors, President and Chief Executive Officer of Grupo México, S.A.B. de C.V. (“Grupo Mexico”) (holding) since 1994. Mr. Larrea has been Chairman of the board of directors and Chief Executive Officer of Grupo Ferroviario

Mexicano, S.A. de C.V. (railroad company) since 1997. Mr. Larrea was previously Executive Vice Chairman of Grupo Mexico and has been member of the board of directors since 1981. He is also Chairman of the board of directors and Chief Executive Officer of Empresarios Industriales de México, S.A. de C.V. (“EIM”) (holding) and Fondo Inmobiliario (real estate company), since 1992.
Mr. Larrea, presides over every Board meeting and since 1999 has been contributing to the Company his education, his leadership skills, industry knowledge, strategic vision, informed judgment and over 20 years of business experience, especially in the mining sector. As Chairman and Chief Executive Officer of Grupo Mexico, of Grupo Ferroviario Mexicano, S.A. de C.V. and of EIM, a holding company engaged in a variety of business, including mining, construction, railways, real estate, and drilling, he brings to the Company a valuable mix of business experience in different industries.
Oscar González Rocha, Director. Mr. González Rocha has been our President since December 1999 and our President and Chief Executive Officer since October 21, 2004. He has been a director of the Company since November 1999. Mr. González Rocha has been Chief Executive Officer and director of Asarco LLC (integrated US copper producer), an affiliate of the Company, since August 2010 and President and Chief Executive Officer of Americas Mining Corporation (“AMC”) a holding company of Grupo Mexico, since 2015. Previously, he was the Company’s President and General Director and Chief Operating Officer from December 1999 to October 20, 2004. Mr. González Rocha has been a director of Grupo Mexico since 2002. He was General Director of Mexicana de Cobre, S.A. de C.V. from 1986 to 1999 and of Buenavista del Cobre, S.A. de C.V. (formerly Mexicana de Cananea, S.A. de C.V.) from 1990 to 1999. He was an alternate director of Grupo Mexico from 1998 to April 2002. Mr. González Rocha is a civil engineer with a degree from the Autonomous National University of Mexico (“UNAM”) in Mexico City, Mexico.
Mr. González Rocha, is a civil engineer by profession and a business man with over 40 years of experience in the mining industry. He has been associated with our Mexican operations since 1976. His contributions to the Company include his professional skills, his leadership, an open mind and a willingness to listen to different opinions. Mr. González Rocha has proven his ability to deal with crises to lessen negative impacts to the Company. His devotion of time to the Company and his hands-on management of the operations in Mexico and Peru contribute to his effective leadership of the Company. Mr. González Rocha has been recognized as Copper Man of the Year 2015 and was inducted into the American Mining Hall of Fame in December 2016 in Tucson, Arizona and into the Mexican Mining Hall of Fame in October 2017 in Guadalajara, Mexico.
Mr. Vicente Ariztegui Andreve, Independent Director. Mr. Ariztegui Andreve has been a director of the Company since April 25, 2018. Mr. Ariztegui Andreve is Managing Director and Chairman of Aonia Holding, a wholly owned private investment firm he founded in 1989. Aonia has made investments in the following industries: gold mining, global commodity trading, retailing (e.g. duty free shops), infrastructure (e.g. airport terminal operation), asset management and real estate. During the last seven years, Mr. Ariztegui has been actively selling and buying stakes in non-public companies, including Pallium Trading (fish meal) and MK Metal Trading (copper, zinc, lead, gold and silver concentrates). He also sold Aonia’s equity stake in Fumisa and Aerodom, airport terminal operating companies in Mexico City and in the Dominican Republic, respectively. In 2013, Mr. Ariztegui Andreve made inroads in the financial asset management business by acquiring a stake in InverCap, the fifth largest pension fund manager in Mexico, which he sold in April 2017. Mr. Ariztegui Andreve worked as a Corporate Banker and Vice President of international operations and trade finance for Citibank in New York and Mexico City for eight years (1979-1987). Mr. Ariztegui Andreve co-founded and was President and Chief Executive Officer of MK Metal Trading, a global based metal and mineral (copper, zinc, lead, gold and silver concentrates) trading company start-up for 18 years (1994-2012). MK Metal Trading was sold in 2012. Mr. Ariztegui Andreve currently sits on the boards of several non-public companies, including InverCap Holding (financial assets management), Reim (real estate mid-size residential development), Alvamex (international storage and logistics). He also is a director of the University Club, in Mexico. Previously, he was director of Dufry AG (leading global retail and airport duty free operator), Latin American Airport Holdings (airport infrastructure and terminal operator), Satelites Mexicanos (SATMEX) (telecommunications), Banco Mexicano, Grupo Financiero Inverlat (financial services) and Minera Santa Gertrudis (mining). During the last five years Mr. Ariztegui did not serve as a director of any other US public company. Mr. Ariztegui Andreve received a Master in Business Administration degree from the Wharton School of Business and Finance and a Master in Systems Engineering degree from the University of Pennsylvania.

Mr. Ariztegui Andreve brings to the Company his vast experience in the financial, mining and commercial sectors. He also adds to the Board of Directors his leadership experience and expertise attained through his participation as a director of other companies.
Enrique Castillo Sánchez Mejorada, Independent Director. Mr. Castillo Sánchez Mejorada has been a director of the Company since July 26, 2010 and is our fifth independent director nominee. From May 2013 to December 2020, Mr. Castillo Sánchez Mejorada was Senior Partner of Ventura Capital Privado, S.A. de C.V. (Mexican financial company), and, since October 2013, he has been Chairman of the board of directors of Maxcom Telecomunicaciones, S.A.B. de C.V. (Mexican telecommunications company).
From April 2011 to May 2013, Mr. Castillo Sánchez Mejorada was a senior advisor at Grupo Financiero Banorte, S.A.B. de C.V.(“GFNorte”) a financial holding institution that controls a bank, a broker dealer and other financial institutions in Mexico. From October 2000 to March 2011, Mr. Castillo Sánchez Mejorada was the Chairman of the board of directors and Chief Executive Officer of Ixe Grupo Financiero, S.A.B. de C.V., a Mexican financial holding company that merged into GFNorte in April 2011. In addition, from March 2007 to March 2009, Mr. Castillo Sánchez Mejorada was the President of the Mexican Banking Association (Asociación de Bancos de México). Currently, Mr. Castillo Sánchez Mejorada is Chairman of the Board of Banco Nacional de Mexico, S.A. (Citibanamex), one of the largest banks in Mexico, and member of the board of Grupo Financiero Citibanamex, where he serves as a member of the practices committee and audit committee. He serves as an independent director on the board of directors of (i) Grupo Herdez, S.A.B. de C.V., a Mexican holding company for the manufacture, sale and distribution of food products; (ii) Alfa, S.A.B. de C.V., a Mexico-based holding company that, through its subsidiaries, is engaged in the petrochemical, food processing, automotive and telecommunication sectors. Mr. Castillo Sánchez Mejorada also serves as a member of the audit committee; (iii) Médica Sur, S.A.B. de C.V., a Mexico-based company engaged in the hospital business; and (iv) Laboratorios Sanfer, S.A. de C.V., one of the leading companies in the Mexican pharmaceutical market. He is also a Senior Advisor for General Atlantic in Mexico, a private equity firm based out of New York. Mr. Castillo Sánchez Mejorada holds a Bachelor’s degree in Business Administration from the Anáhuac University, in Mexico City, Mexico.
Mr. Castillo Sánchez Mejorada became a member of our Audit Committee on April 18, 2013. Mr. Castillo Sánchez Mejorada brings to the Company more than 41 years of experience in the financial sector. He also adds to the Board of Directors his leadership experience and expertise attained through his participation as an independent director of other companies.
Leonardo Contreras Lerdo de Tejada, Director Nominee. Mr. Leonardo Contreras Lerdo de Tejada joined AMC on September 10, 2018. He was appointed President of ASARCO in January 2019, Director for Commercial and Supply Chain of AMC in August 2019 and President of IMMSA, a subsidiary of the Company, in August 2020. Mr. Contreras Lerdo de Tejada has more than 10 years of experience in private equity, investment banking, and entrepreneurship. Prior to joining AMC, Mr. Leornado Contreras Lerdo de Tejada founded Murano Capital in September 2015, a private investment vehicle targeting primary investments in companies with solid operating teams with the potential to transcend globally. Prior to founding Murano Capital, Mr. Contreras Lerdo de Tejada worked at Nexxus Capital for almost five years during which time he participated in several private and public equity and debt transactions. At Nexxus Capital, he was a member of the investment and fundraising teams, as well as responsible for day-to-day involvement, monitoring and reporting of three portfolio companies engaged in healthcare, education and e-commerce. Earlier on in his career he co-founded a toy manufacturing and distribution start-up, which was acquired by a strategic buyer, and co-founded a Smoothie and Juice Bar start-up company. Mr. Contreras Lerdo de Tejada holds a BS in Industrial Engineering from Universidad Anahuac in Mexico City and earned an MBA degree from The University of Chicago Booth School of Business. Mr. Contreras Lerdo de Tejada is the son-in-law of Mr. German Larrea Mota-Velasco.
Mr. Leonardo Contreras Lerdo de Tejada brings to the Company his financial and operating skills and his more than 10 years of experience in private equity, investment banking and entrepreneurship.
Xavier García de Quevedo Topete, Director. Mr. García de Quevedo has been a director of the Company since November 1999. He was our Chief Operating Officer from April 12, 2005 until April 23, 2015. Since November 1, 2014, Mr. Garcia de Quevedo Topete has served as the President of the infrastructure division of Grupo Mexico, composed of the energy, gas, oil and construction subsidiaries of Grupo Mexico. He is also Vice-chairman of Grupo Mexico. He was the President and Chief Executive Officer of Southern Copper Minera Mexico from September 2001 until November 1, 2014. He was the President and Chief Executive Officer of Americas Mining Corporation from September 7, 2007 to October 31, 2014. From December 2009 to June 2010, he was Chairman and Chief Executive Officer of Asarco LLC. Previously he was President of Asarco LLC from November 1999 to September 2001. Mr. García de Quevedo began his professional career in 1969 with Grupo Mexico. He was President of Grupo Ferroviario Mexicano, S.A. de C.V. and of Ferrocarril Mexicano, S.A. de C.V. from December 1997 to December 1999, and Executive Vice President of Exploration and Development of Grupo Mexico from 1994 to 1997. He has been a director of Grupo Mexico since April 2002. He was also Vice President of Grupo Condumex, S.A. de C.V. (telecommunications, electronics and automotive parts producer) for eight years. Mr. García de Quevedo was the Chairman of the Mining Chamber of Mexico from November 2006 to August 2009. He is a chemical engineer with a degree from the UNAM in Mexico City, Mexico. He also attended a continuous business administration and finance program at the Technical Institute of Monterrey in Monterrey, Mexico.
Mr. García de Quevedo contributes to the Company his extensive business experience and leadership, his industry knowledge, his skills to motivate high-performing talent, and his general management skills. During his more than 41 years of experience as an executive with Grupo Mexico and subsidiaries, he was responsible for developing the integration strategy of Grupo Mexico. He was directly responsible for the development of the copper smelter, refinery, precious metal and rod plants of Grupo Mexico. Mr. García de Quevedo also headed the process for the acquisition of railroad concessions for Grupo Mexico, the formation of Grupo Ferroviario Mexicano, S.A. de C.V. and its partnership with Union Pacific. Previously, he had a distinguished career as Vice President of sales and marketing for Grupo Condumex, S.A. de C.V., where among other achievements, he was responsible for the formation of a division for the sale, marketing and distribution of products in the United States and Latin America and where he headed the Telecommunications division. Mr. García de Quevedo also contributes to the Company his diversified business experience gained from having served on the boards of different Mexican and United States companies and as Chairman of the Mining Chamber of Mexico.
Rafael A. Mac Gregor Anciola, Independent Director. Mr. Mac Gregor has been a director of the Company since July 2017. Mr. Mac Gregor has served as managing Partner of RMAC Asociados (Mexican consulting firm) since 2016. He has been an independent director of the Board of Grupo Financiero Citibanamex (Mexican banking company), Chairman of its Risk Committee and member of Citibanamex’s Audit Committee since 2016. He is also an independent member of the board of directors of Black Rock Mexico (asset management). In addition, he has been an independent member of the board of directors of Corporación Multi Inversiones (CMI) (multi-national agro-industrial company) since 2016. From February 1999 to July 2015, he served as a Corporate Director of Grupo Bal (Mexican companies principally engaged in agricultural and livestock, commercial operations, industrial operations, and financial services businesses). From April 1999 to 2015, he was a member of the board of directors of the Mexican Stock Exchange. From 2001 to 2016, he served as a member of the board of the Instituto Tecnológico Autónomo de México (ITAM) and from April 2008 to 2016, he served as a member of the board of Fresnillo PLC (Mexican-based mining company). From April 1995 to July 2015, he served as President of the board of a Mexican Brokerage House and Valmex Leasing Company (Mexican leasing company).
Additionally, from April 1995 to July 2015, Mr. Mac Gregor Anciola served on the boards of Grupo Nacional Provincial, S.A.B. (Mexican insurance company), Grupo Palacio de Hierro, S.A.B. (Mexican department stores), Industrias Peñoles, S.A.B. (Mexican mining company), Crédito Afianzador, S.A. (Mexican financing company), Minera Tizapa, S.A. de C.V. (Mexican mining company), Minera Penmont, S.A. de C.V.(Mexican mining company), Profuturo G.N.P., S.A. de C.V., Afore, Profuturo GNP Pensiones, S.A. de C.V. (Mexican insurance and pension holding company) and Vice President of the MexDer (Mexican derivatives exchange). Mr. Mac Gregor Anciola holds the recognition of the Professional Merit Award from ITAM. Mr. Mac Gregor Anciola holds a degree in Business Administration from the Instituto Tecnológico Autónomo de México in Mexico City and he attended the Stanford University Executive program in Palo Alto, California.
Mr. Mac Gregor Anciola brings to the Company more than 30 years of experience in the financial sector. He also adds to the Board of Directors his leadership experience and expertise attained through his participation as a director of the Mexican Stock Exchange and as an independent director of various other companies.

Luis Miguel Palomino Bonilla, Special Independent Director. Dr. Palomino has been a director of the Company since March 19, 2004. Dr. Palomino is a member of the board of directors and Vice-chairman of the Central Bank of Peru (Banco Central de Reserva del Peru) since September 2016, a director of the Master’s in Finance Program at the University of the Pacific in Lima, Peru since July 2009, a member of the board of directors of Laboratorios Portugal (personal care products manufacturer) since September 2017, and a member of the board of directors of Summa Capital, S. A. (corporate consulting firm) since April 2014. Dr. Palomino was Chairman of the board of directors of Aventura Plaza, S.A. (commercial real estate developer and operator) from January 2008 to June 2016, member of the board of directors and Manager of the Peruvian Economic Institute (economic think tank) from April 2009 to August 2016, Partner of Profit Consultoria e Inversiones (a financial consulting firm) from July 2007 to July 2016, and a member of the board of directors and chairman of the audit committee of the Bolsa de Valores de Lima (Lima Stock Exchange) from March 2013 to July 2016. Dr. Palomino was Principal and Senior Consultant of Proconsulta International (financial consulting) from September 2003 to June 2007. He was First Vice President and Chief Economist, Latin America, for Merrill Lynch, Pierce, Fenner & Smith, New York (investment banking) from 2000 to 2002. He was Chief Executive Officer, Senior Country and Equity Analyst of Merrill Lynch, Peru (investment banking) from 1995 to 2000. Dr. Palomino has held various positions with banks and financial institutions as an economist, financial advisor and analyst. He has a PhD in finance from the Wharton School of the University of Pennsylvania in Philadelphia, Pennsylvania and graduated from the Economics Program of the University of the Pacific in Lima, Peru.
Dr. Palomino is a member of our Audit Committee and a special independent director nominee. He is also our “audit committee financial expert,” as the term is defined by the SEC. Dr. Palomino contributes to the Company his education in economics and finance, acquired from extensive academic studies, including a PhD in Finance from the Wharton School of the University of Pennsylvania in Philadelphia, Pennsylvania, his expertise, his wise counsel, and his extensive business experience gained from his past and current activities from serving as a financial analyst, including of the mining sectors in Mexico and Peru.
Gilberto Perezalonso Cifuentes, Special Independent Director. Mr. Perezalonso has been a director of the Company since June 2002. Currently, Mr. Perezalonso is a member of the board of directors of Gigante, S.A. de C.V. (retail and real estate) and Blasky (hotel chain in Baja California, Mexico). He is also National Vice President of the Cruz Roja Mexicana (Red Cross). Mr. Perezalonso was Chairman of the board of directors of Volaris Compañía de Aviación, S.A.P.I. de C.V. (airline) from March 2, 2011 to November 2014. He was Chief Executive Officer of Corporación Geo, S.A. de C.V. (housing construction) from February 2006 to February 2007. Mr. Perezalonso was the Chief Executive Officer of Aeroméxico (Aerovías de México, S.A. de C.V.) (airline company) from 2004 until December 2005. From 1998 until April 2001, he was Executive Vice President of Administration and Finance of Grupo Televisa, S.A.B. (media company). From 1980 until February 1998, Mr. Perezalonso held various positions with Grupo Cifra, S.A. de C.V. (retail and department stores), the most recent position being that of General Director of Administration and Finance. He was also a member of the Advisory Council of Banco Nacional de México, S.A. de C.V. (banking), the board of directors and the investment committee of Afore Banamex (banking), the board and the investment committee of Siefore Banamex No. 1 (banking), Masnegocio Co. S. de R.L. de C.V. (information technology), Intellego (technology), Telefónica Móviles México, S.A. de C.V. (wireless communication), Marhnos Construction Company(housing construction), and Fomento de Investigación y Cultura Superior, A.C. (Foundation of the Iberoamerican University in Mexico). Mr. Perezalonso was also a director of Cablevision, S.A. de C.V., and a member of the audit committee of Grupo Televisa, S.A.B. from March 1998 to September 2009. Mr. Perezalonso has a law degree from the Iberoamerican University in Mexico City, Mexico and a Master’s degree in Business Administration from the Business Administration Graduate School for Central America (INCAE) in Nicaragua. Mr. Perezalonso has also attended a Corporate Finance program at Harvard University in Cambridge, Massachusetts.
Mr. Perezalonso is a member of our Audit Committee and a special independent director nominee. Mr. Perezalonso contributes to the Company his legal and financial education acquired from extensive academic studies, including a Master’s degree in Business Administration from INCAE in Nicaragua, and his business experience acquired serving in the financial areas of several companies and as Chief Executive Officer of different companies. Mr. Perezalonso also brings to the Board of Directors his informed judgment and his diversified business experience gained from serving on the boards of directors of different Mexican companies.

Carlos Ruiz Sacristán, Special Independent Director. Mr. Ruiz Sacristán has been a director of the Company since February 12, 2004. Since November 2001, he has been the owner and Managing Partner of Proyectos Estrategicos Integrales, a Mexican investment banking firm specialized in agricultural, transport, tourism, and housing projects. Mr. Ruiz Sacristán has held various distinguished positions in the Mexican government, the most recent being that of Secretary of Communications and Transportation of Mexico from 1995 to 2000. While holding that position, he was also Chairman of the board of directors of the Mexican-owned companies in the sector, and member of the board of directors of development banks. He was also the Chairman of the board of directors of Asarco LLC. Mr. Ruiz Sacristán is Chairman of the board of directors and Executive President of IEnova, the Mexican operating subsidiary of Sempra Energy since September 2020. Mr. Ruiz Sacristán was Chief Executive Officer of Sempra North American Infrastructure Group from 2018 until September 2020. Prior to this appointment, Mr. Ruiz Sacristán was Chairman and Chief Executive Officer of IEnova from 2012 to 2018 and a member of the board of directors of Sempra Energy from 2007 to 2012. He is a member of the boards of directors of Constructora y Perforadora Latina, S.A. de C.V. (Mexican geothermal exploration and drilling company) and of Banco Ve Por Mas, S.A. (Mexican bank). Mr. Ruiz Sacristán holds a Bachelor’s degree in Business Administration from the Anáhuac University in Mexico City, Mexico, and a Master’s degree in Business Administration from Northwestern University in Chicago, Illinois.
Mr. Ruiz Sacristán is one of our special independent director nominees. Mr. Ruiz Sacristán contributes to the Company his extensive business studies, including a Master’s Degree in Business Administration from Northwestern University in Chicago, Illinois, his investment banking experience and his broad business experience as a former Chief Executive Officer of PEMEX (Mexican oil company), combined with his distinguished career in the Mexican government as a former Secretary of Communications and Transport of Mexico and as a director of Mexican-owned enterprises and financial institutions. Mr. Ruiz Sacristán also brings to the Board of Directors his informed judgment and his diversified business experience gained from serving on the board of directors and of the audit, and environmental and technology committees of Sempra Energy, a Fortune 500 energy service company, based in San Diego, California, as the former Chairman of Asarco LLC, and as the Chief Executive Officer of IEnova.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Set forth below is certain information with respect to those persons who are known by us to have been, as of December 31, 2020, beneficial owners of more than five percent of our outstanding Common Stock.
	Southern Copper Corporation
	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Americas Mining Corporation, 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014(a)	687,275,997	88.9%

(a)
As reported in Amendment No. 16 to the Schedule 13D filed with the SEC by Grupo Mexico, S.A.B. de C.V. and Americas Mining Corporation on October 31, 2011 and as updated by subsequent reports of the holding companies. AMC and Grupo Mexico, S.A.B. de C.V. share the power to dispose and vote the shares of our Common Stock. Americas Mining Corporation is wholly owned by Grupo Mexico, S.A.B. de C.V.

SECURITY OWNERSHIP OF MANAGEMENT
The information set forth below as to the shares of our Common Stock beneficially owned by the nominees, directors and executive officers named in the Summary Compensation Table below and by all nominees, directors and executive officers as a group is stated as of December 31, 2020.
Director/Executive Officer	Southern Copper Corporation
	Shares of Common Stock Beneficially Owned(a)	Percent of Outstanding Common Stock
Germán Larrea Mota-Velasco	1,600,764	(b)
Oscar González Rocha	134,539	(b)
Vicente Ariztegui Andreve	4,800	(b)
Alfredo Casar Pérez	0
Enrique Castillo Sánchez Mejorada	1,600	(b)
Leonardo Contreras Lerdo de Tejada	0
Edgard Corrales	0
Xavier García de Quevedo Topete	12,038	(b)
Raúl Jacob	0
Jorge Lazalde	0
Rafael Mac Gregor Anciola(c)	6,000	(b)
Luis Miguel Palomino Bonilla	7,814	(b)
Gilberto Perezalonso Cifuentes	25,341	(b)
Carlos Ruiz Sacristán	19,074	(b)
Lina Vingerhoets	0
All nominees, directors and executive officers as a group (17 individuals)	1,811,970

(a)
Information with respect to beneficial ownership is based upon information furnished by each nominee, director or executive officer. All nominees, directors and executive officers have sole voting and investment power over the shares beneficially owned by them.

(b)
Less than 0.5%.

(c)
Mr. Mac Gregor Anciola reported 6,000 shares owned with his wife.

In addition, the following information is provided in satisfaction of applicable rules of the SEC. Grupo Mexico, the indirect majority stockholder of the Company, is a Mexican corporation with its principal executive offices located at Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Delegacion Miguel Hidalgo, Mexico City, C.P. 11000, Mexico. Grupo Mexico’s principal business is to act as a holding company for shares of other corporations engaged in the mining, processing, purchase and sale of minerals and other products and railway services. Grupo Mexico shares are listed on the Mexican Stock Exchange (GMEXICO).
The largest shareholder of Grupo Mexico is EIM, a Mexican corporation. The principal business of EIM is to act as a holding company for shares of other corporations engaged in a variety of businesses including mining, construction, railways, real estate, and drilling. The Larrea family, including Mr. Germán Larrea, directly controls the majority of the capital stock of EIM and directly and indirectly controls a majority of the votes of the capital stock of Grupo Mexico.
Beneficial Ownership of Grupo Mexico Shares
as of December 31, 2020
Director/Executive Officer	Grupo Mexico
	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock(a)
Germán Larrea Mota-Velasco	1,482,239,429	19.03%
Oscar González Rocha	3,932,096	(a)
Vicente Ariztegui Andreve	0
Alfredo Casar Pérez	3,126,271	(a)
Enrique Castillo Sánchez Mejorada	0
Leonardo Contreras Lerdo de Tejada	440,000	(a)
Edgard Corrales	36,000	(a)
Xavier García de Quevedo Topete	2,089,312	(a)
Raúl Jacob	146,424	(a)
Jorge Lazalde(b)	320,129	(a)
Rafael Mac Gregor Anciola	0
Luis Miguel Palomino Bonilla	0
Gilberto Perezalonso Cifuentes	0
Carlos Ruiz Sacristán	70,262	(a)
Lina Vingerhoets(c)	5,821	(a)
All nominees, directors and executive officers as a group (17 individuals)	1,492,435,875

(a)
Less than 0.5%.

(b)
Mr. Jorge Lazalde has the right to acquire 3,639 additional Grupo Mexico shares under Grupo Mexico’s Employee Stock Purchase Plan.

(c)
Ms. Lina Vingerhoets has the right to acquire 10,179 additional Grupo Mexico shares under Grupo Mexico’s Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT
During 2020, the Company’s Audit Committee was composed of three independent directors, Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes and Enrique Castillo Sánchez Mejorada. Assuming reelection by the stockholders at the 2021 annual meeting, Mr. Rafael Mac Gregor Anciola will become the third independent member of the Audit Committee replacing Mr. Gilberto Perezalonso Cifuentes, who will continue as a member of the Board but will not stand for reelection as a member of the Audit Committee. The Board thanks Mr. Gilberto Perezalonso Cifuentes for his many years of service to the Audit Committee.
Mr. Palomino chaired the Audit Committee in 2020. Mr. Luis Miguel Palomino Bonilla was elected to the Board of Directors and the Audit Committee on March 19, 2004. Mr. Perezalonso has been a member of the Board of Directors and of the Audit Committee since June 2002. Mr. Enrique Sanchez Mejorada was elected to the Board on July 26, 2010. He has served on the Audit Committee since April 18, 2013.
Our Board of Directors determined that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola are independent of management and financially literate in accordance with the requirements of the NYSE and the SEC, as such requirements are interpreted by our Board of Directors in its business judgment. In addition, the Board of Directors determined that Mr. Luis Miguel Palomino Bonilla is the Audit Committee financial expert, as the Board of Directors interprets this requirement in its business judgment. The Board of Directors also determined that Mr. Palomino satisfies the accounting or related financial management expertise standard required by the NYSE, as the Board of Directors interprets this requirement in its business judgment. The Audit Committee met (5) five times in 2020, with 100% attendance by all of its members.
On April 25, 2017, the Audit Committee created a subcommittee of related party transactions, composed of three of its members, with the authority to review related party transactions, including material affiliate related party transactions. The subcommittee met two times (2) in 2020 and had seven (7) videoconferences in 2020. All members of the subcommittee attended 100% of the in-person meetings and participated in all the videoconferences of the subcommittee.
The Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website (www.southerncoppercorp.com). The charter for the Audit Committee sets forth the authority and responsibilities of the Audit Committee. The last amendment to the Charter of the Audit Committee was approved by the Board of Directors on July 22, 2010.
The functions of the Audit Committee include approving the engagement of independent accountants, reviewing and approving the fees, scope and timing of their other services, and reviewing the audit plan and results of the audit. The Audit Committee also reviews our policies and procedures on internal auditing, accounting and financial controls. The implementation and maintenance of internal controls are understood to be primarily the responsibility of management.
In connection with the Audit Committee’s responsibilities, the Audit Committee has taken the following actions:
(1)
reviewed and discussed the consolidated audited financial statements with management and the independent accountants;

(2)
discussed with the independent accountants, DTT, the matters required to be discussed by the statements on Auditing Standards No. 1301, as amended or supplemented from time to time;

(3)
received the written disclosures and the letters from DTT required by applicable requirements of the Public Company Accounting Oversight Board regarding DTT’s communications with us concerning independence, and has discussed with DTT its independence from us and our management;

(4)
discussed with our internal and independent accountants, DTT, the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting;

(5)
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC; and

(6)
selected DTT as the Company’s independent accountants for year 2021. Such selection is submitted for ratification by you at this annual meeting.

The Audit Committee, as of December 31, 2020
Luis Miguel Palomino Bonilla
Gilberto Perezalonso Cifuentes
Enrique Castillo Sánchez Mejorada

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following is a summary of fees we were or will be billed by DTT for professional services rendered for the 2020 and 2019 fiscal years, respectively.
Fee Category	2020 Fees	2019 Fees
Audit Fees	$1,243,699	$1,712,445
Audit-Related Fees	393,379	241,124
Tax Fees	310,312	69,084
All Other Fees	0	52,854
Total Fees	$1,947,390	$2,075,507
Audit Fees
Audit Fees consist of fees for professional services rendered by DTT for the audit of our financial statements and those of our subsidiaries in Mexico and Peru, as well as our subsidiary in Argentina, and of our branches in Peru and Chile, which are included in our Annual Report on Form 10-K, fees for the review of the financial statements included in our quarterly reports on Form 10-Q, and fees for services that are customarily rendered in connection with statutory and regulatory filings, including services in connection with the audit of the effectiveness of our internal control over financial reporting required by the Sarbanes-Oxley Act of 2002. For the fiscal years of 2020 and 2019, the Company paid a total of $1,243,699 and $1,712,445, respectively in Audit Fees.
Audit-Related Fees
Audit-Related Fees consist of fees for assurance and related services provided by DTT, not described above under “Audit Fees,” in connection with the performance of the review and audit of the quarterly and annual financial statements of the Company, due diligence services and attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, which amounted to $393,379 in the 2020 fiscal year and $241,124 in the 2019 fiscal year.
Tax Fees
Tax Fees for the 2020 fiscal year consisted of $310,312 for assistance on various tax issues, including on acquisitions and restructuring related to El Pilar project. Tax Fees for the 2019 fiscal year consisted of $69,084 for assistance on various tax issues, including on Minera Mexico tax incentive analysis.
All Other Fees
In 2020 the Company did not pay any fees with respect to All Other Fees. In the 2019 fiscal year the Company paid $52,854 for All Other Fees.
Audit Committee Pre-Approval Policies and Procedures
Our management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if it approves the engagement of the independent accountants. On July 19, 2010, the Audit Committee decided that management could engage the services of the independent accountants for special projects in amounts up to $30,000, provided they would be approved at the next scheduled Audit Committee meeting. Management could only engage the services of the independent accountants for up to two special projects each calendar year, not exceeding $60,000. For services between $30,000 and $60,000, the services would have to be approved by the Chairman of the Audit Committee and would have to be reported to the full Audit Committee at the next scheduled Audit Committee meeting. For services in excess of $60,000, the full approval of the entire Audit Committee would be required previous to the engagement. In 2020, all services provided by DTT were approved in advance by the Audit Committee.

COMPENSATION COMMITTEE REPORT
Our Company was acquired in late 1999 by Grupo Mexico, our indirect majority stockholder, which owns 88.9% of our stock as of December 31, 2020. Because we are a controlled company as defined by the NYSE we do not have a Compensation Committee comprised entirely by independent directors. Moreover, because we are a controlled company, as defined under Rule 10C-1(c)(3) of the Securities Exchange Act of 1934, as amended, we are exempt from Rule 10C-1 of such act. During 2020, the Compensation Committee was composed of Messrs. Germán Larrea Mota-Velasco, our Chairman, Oscar González Rocha, our President and Chief Executive Officer, Xavier García de Quevedo Topete, a director, and Gilberto Perezalonso Cifuentes, an independent director. Assuming reelection by the stockholders at the 2021 annual meeting, Mr. Enrique Castillo Sánchez Mejorada will become the independent member of the Compensation Committee replacing Mr. Gilberto Perezalonso Cifuentes, who will continue as a member of the Board but will not stand for reelection as a member of the Compensation Committee.
The Compensation Committee met two times in 2020. The Committee shall have the authority to delegate any of its authority to subcommittees designated by the Committee to the extent permitted by law. The Committee may delegate its administrative duties to the Chief Executive Officer or other members of senior management, as permitted by applicable law and regulations.
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on said review and discussion, the Compensation Committee has recommended to our Board of Directors the inclusion of the Compensation Discussion and Analysis in the 2020 Annual Report on Form 10-K and this proxy statement.
The Compensation Committee, as of December 31, 2020
Germán Larrea Mota-Velasco
Oscar González Rocha
Xavier García de Quevedo Topete
Gilberto Perezalonso Cifuentes
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation approach and the elements of compensation provided to our named executive officers for 2020. For 2020, the named executive officers were Messrs. Oscar González Rocha, Raúl Jacob, Edgard Corrales, Jorge Lazalde, and Ms. Lina Vingerhoets (the “Named Executive Officers”).
This Compensation Discussion and Analysis relates to and should be read together with our Summary Compensation Table, and other compensation tables, and the information on related party transactions in this proxy statement.
Background and Role of Executive Officers in Determining Compensation:
Our Chairman and certain of our other Named Executive Officers, including Mr. Oscar González Rocha, assist and advise the Compensation Committee with respect to the compensation of our executive officers generally. Messrs. Oscar González Rocha, our President and Chief Executive Officer; Raúl Jacob, our Vice President, Finance and Chief Financial Officer; Edgard Corrales, our Vice President, Exploration and Jorge Lazalde, our Secretary, and Ms. Lina Vingerhoets, our Comptroller, do not participate in any discussion relating to their respective compensations.
We are providing, in satisfaction of applicable rules of the SEC, information regarding compensation paid by us, or by one or more of our subsidiaries or affiliates, to our Named Executive Officers. Mr. Oscar González Rocha joined us in late 1999 after having an outstanding career at Grupo Mexico and has been receiving compensation from us since March 2000. Mr. Raúl Jacob held various positions with the Company since 1992, primarily focused in financial planning, corporate finance, and investor relations and project evaluation, before being appointed as our Comptroller on October 27, 2011 and our Vice President, Finance and Chief Financial Officer on April 18, 2013 after resigning from the Comptroller office. Mr. Corrales has held various positions with the Peruvian Branch of the Company since 1983. Mr. Lazalde, our Secretary since April 2016, has been a Director, Executive Vice President and General Counsel of

Asarco LLC since December 2009. Since October 2015 he is also General Counsel of Americas Mining Corporation, both subsidiaries of Grupo Mexico, S.A.B. de C.V. Lina Vingerhoets, has been our Comptroller since April 2016. Previously she was Assistant Comptroller from April 2015 to April 2016. Ms. Vingerhoets has worked for the Company in various accounting, financial planning, finance, internal control and SEC reporting capacities since 1991.
Mr. Germán Larrea Mota-Velasco, our Chairman, is an executive officer of Grupo Mexico and is compensated by Grupo Mexico. In 2020, Mr. Larrea has received only fees and stock awards for his services as member of our Board of Directors.
Compensation Objectives:
Our objectives in compensating our Named Executive Officers are to encourage the achievement of our business objectives and superior corporate performance by our Named Executive Officers. Our business objectives include increasing production and lowering costs in a safe environment, maintaining customer satisfaction, market leadership, and enhancing stockholder value. The principal objective of our compensation practices is to reward and retain executives with key core competency critical to our long-term management strategy. We reward results rather than on the basis of seniority, tenure or other entitlement. We believe that our executive compensation practices align compensation with our business values and strategy.
What Is Our Compensation Designed to Reward?
Our compensation is designed to reward our Named Executive Officers for their efforts and dedication to us and for their ability to attract, motivate, and energize a high-performance leadership team, encouraging innovation in our employees, conceptualizing key trends, evaluating strategic decisions, and continuously challenging our employees to sharpen their vision and excel in performing their duties. We also reward our Named Executive Officers for achieving the business plans that the Board of Directors has approved, for unique accomplishments and achievements, and for their leadership in managing our affairs in the locations in which we operate, mainly Peru and Mexico.
Why We Choose to Compensate Our Executives?
We choose to compensate our employees, including our Named Executive Officers, to grant them basic economic security at levels consistent with competitive local practices. We believe that the compensation we provide to our employees, including our Named Executive Officers, permits us to retain our highly skilled and qualified workforce.
We are required to grant our employees certain elements of compensation mandated by Peruvian and Mexican law, as applicable. Peruvian and Mexican law require us to pay salaries to our employees commensurate with each employee’s job requirements and the experience and skills of every employee. The level of each salary is determined by us. We pay salaries and bonuses to reward and retain our excellent employees, including our Named Executive Officers. We also provide other Company sponsored benefits to remain competitive in the Peruvian and Mexican labor markets and to reward our employees, including our Named Executive Officers. The Peruvian five percent increase in monthly salary for each five years of service evolved as a benefit bargained by our labor unions and was later on extended to all salaried employees. The Peruvian vacation bonus and vacation travel benefits evolved from our practice of compensating expatriate employees who worked in Peru and was later extended to certain key salaried employees, including Named Executive Officers working in Peru.
How Do We Determine Each Element of Compensation?
The Company’s management team and Compensation Committee make the decisions to grant salary increases and bonuses for the Named Executive Officers of the Company after a thorough analysis of numerous factors, including among others, the responsibilities and performance of each Named Executive Officer measured in the areas of production, safety and environmental responsiveness (both individually and as compared to other officers of the Company). In addition, management and the Compensation Committee consider years of service, future challenges and objectives, the potential contributions of each officer to the future success of our Company, total executive compensation, and the Company’s overall financial performance. Peruvian and Mexican law requires us to pay salaries to our employees commensurate with each employee’s job requirements, experience and skills, and to share 8% of the annual pre-income tax profits of our Peruvian Branch with our Peruvian employees and 10% of the annual pre-income tax profits of our Mexican operation with our Mexican employees.
When we increase base salaries for our Named Executive Officers, we use a tabulation, which is revised every year to adjust for inflation in Mexico and Peru. The base salary increases take into account the individual’s position, as well as his/her results and job performance in the relevant year. Base salary increases are not granted indiscriminately to employees. Instead, they are granted to reward individuals who facilitate the achievement of the Company’s corporate goals. Our corporate goals include increasing production and lowering costs in a safe environment, maintaining customer satisfaction and market leadership, and enhancing stockholder value.
We promote our Named Executive Officers from within our organization and we hire new executives through recruiters. We also use Human Resources consultants, such as the Hay Group from time to time, which provide us with comparative salary data for the sought position extracted from their database relating to comparable companies in Mexico and Peru. The information provided from time to time by the Human Resources consultants is not customized for the Company. Although our Compensation Committee has the authority and necessary funding to engage compensation and other advisers, it has not engaged such advisers in the period 2017-2020.
The salaries provided by the Human Resources consultants from their database are used by us as an indication of the market salaries prevailing in Peru and Mexico. In Peru, the consultants provide us with salaries, which they report were paid or offered to potential candidates by mining companies operating in Peru. The reports of the Human Resources consultants have included in the past salary information from Peruvian companies or Peruvian subsidiaries, such as the following: Xstrata Tintaya, S.A., Minera Yanacocha Peru, Hochschild Mining, plc, Compañía Minera Antamina, S.A., Minera Barrick Misquichilca, S.A., Minsur S.A., Gold Fields La Cima, S.A.A., and Sociedad Minera Cerro Verde, S.A.A. In Mexico, the consultants have provided us with salaries, which they reported were paid or offered to potential candidates by mining companies operating in Mexico. The reports of the Human Resources consultants have included in the past salary information from Mexican companies or Mexican subsidiaries, such as the following: Newmont Mining Corporation, Pan American Silver Corporation, Industrias Peñoles, S.A.B. de C.V., Grupo Bacis, S.A. de C.V., Mexicoro, S.A. de C.V., Minera BHP Billiton, S.A. de C.V., and Minera Phelps Dodge de Mexico S. de R.L. de C.V. The above listing is for illustration purposes only, as the list of companies used by Human Resources consultants may vary from year to year. Additionally, we have not made an independent verification of the salary information reported by the Human Resources consultants.
We factor this comparative salary information into our decision making process by targeting our personnel compensation policies, including the compensation of the Named Executive Officers, generally toward the median and third quartile of market compensation.
In 2018 and 2019, the reported median base salaries for S&P 500 chief executives were $1,200,000 and $1,227,300, respectively. Although the 2020 report was not available at the time of print, we believe that the median base salary for 2020 would continue the same trend as last year. Even though we are not one of the constituent companies of the S&P 500 index, we have a market capitalization that would permit us to compare ourselves with the companies that constitute the index. We have compared the 2018 and 2019 salaries of Mr. Oscar González Rocha with the reported median base salaries of S&P 500 chief executives and determined that the salaries paid to him are below the reported median. Similarly, we believe that the salary of Mr. Oscar González Rocha in 2020 will be below the reported median for 2020.
The amount and formula applicable to the other benefits are mandated by Peruvian and Mexican law for all salaried employees. We also sponsor programs to recruit and retain qualified employees working in Peru and Mexico.
Under Section 162(m)of the Internal Revenue Code of 1986, as amended, we may not deduct, with certain exceptions, compensation in excess of $1 million to the Principal Executive Officer, the Principal Financial Officer and our three other most highly compensated officers (other than the Principal Executive Officer or the Principal Financial Officer) as required to be reported in our proxy statement. We do not believe that Section 162(m) will have any immediate material impact on us because, among other things, our officers’ salaries do not enter into the calculation of US source taxable income. We will, however, continue to monitor our executive compensation programs to ensure their effectiveness and efficiency in light of our needs, including Section 162(m).
How Does Each Element and Our Decisions Regarding That Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements?
We take into account each element of compensation to determine the overall compensation of our executives. It is our practice to grant relatively small salary increases commensurate with the cost of living increases in Peru and Mexico and tailor the amount of the incentive cash payments to balance the amounts of compensation mandated by Peruvian and Mexican law, principally the amounts received as profit participations. In years in which the profit participation is high, the bonus or incentive cash payment will be reduced. In years in which the profit participation is relatively modest, if our financial conditions permit, we tend to increase the amount paid in cash incentives. The payment of bonuses is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of any such bonuses depend, among other things, on our financial performance, our intensive capital investment plan, our projected future cash flow generation from operations, and our liquidity in general. We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation. The discretionary cash bonus payments granted to our executives and non-executive employees are not based on pre-established performance targets or on targets that have been previously communicated to the executives or the employees. The granting of specific awards and the amount of each award are discretionary and substantially uncertain until we decide to award them. Without limiting this, from time to time, larger discretionary cash bonuses are granted to certain of our Named Executive Officers in recognition of said Named Executive Officers’ performance during the year and to reward them for their leadership, vision and focus.
Disclosure on Result of the Non-Binding Advisory Vote on Executive Compensation (“Say-on-Pay”):
Every year we provide our Common Stockholders with the opportunity to cast an advisory vote on executive compensation. At our annual meeting of stockholders held on July 24, 2020, 99.22% of the votes cast on said proposal were voted in favor of the proposal. Our Compensation Committee and management team believe this affirms our Common Stockholders’ support of our approach to executive compensation, therefore no material changes were made to our approach. We will continue to consider the outcome of future advisory votes on executive compensation when making future compensation decisions for the Named Executive Officers. In addition, a substantial majority of the votes cast on the Say-on-Pay frequency vote proposal in 2017 were in favor of holding a Say-on-Pay vote every year, and as a result, we will continue to hold this vote on an annual basis.
Summary:
Our compensation practices are designed to comply with the requirements of Peruvian and Mexican law and with our goals and objectives to retain our key executives and reward them appropriately for their positive results. We continue to monitor our compensation practices to remain competitive in the marketplace and to reward our executives for results that are consistent with the long-term interest of our Company and our stockholders.
Peruvian Compensation Practices:
Our Peruvian compensation practices take into account many factors, including individual performance and responsibilities, years of service, elements of compensation mandated by Peruvian law, future challenges and objectives, contributions to the future success of our Company, the executive’s total compensation, and our financial performance. We may also look at the compensation levels of comparable companies.
Our Named Executive Officers in Peru, Messrs. Oscar González Rocha, Raúl Jacob, Edgard Corrales, and Ms. Lina Vingerhoets received cash-based compensation, which is currently paid. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Peruvian law. We also sponsor programs to recruit and retain qualified employees working in Peru. Additionally, Grupo Mexico offers certain key employees, including our Named Executive Officers, eligibility under stock purchase plans. See the description of these plans under “Stock Purchase Plans of Grupo Mexico” below.
The payment of bonuses to our Named Executive Officers is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of same depend on numerous factors including, among others , our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general.
We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation.
The cash incentive payments granted to our Named Executive Officers are not based on pre-established performance targets or on targets that have been previously communicated to the executives. The granting of the award and the amount of each award are discretionary and substantially uncertain until we decide to award them.
All our Peruvian employee compensation is denominated in Peruvian Soles. We convert the Peruvian Soles into U.S. dollars using the average exchange rate for the applicable period.
Stock Options:
We have not granted stock options or other equity incentive awards to any of our Named Executive Officers since 2000 in Peru. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.
Stock Purchase Plans of Grupo Mexico:
Grupo Mexico offers certain eligible key employees, including our Named Executive Officers, a stock purchase plan (the “Employee Stock Purchase Plan”) through a trust that acquires shares of Grupo Mexico for future sales to our employees, and employees of our subsidiaries and certain affiliated companies. Sales are at the approximate fair market value at the date of grant. Every two years employees will be able to acquire title to 50% of the shares paid in the previous two years. The employees will pay for shares purchased through monthly payroll deductions over the eight year period of the plan. At the end of the eight year period, Grupo Mexico will grant the participant a bonus of one share for every ten shares purchased by the employee. If Grupo Mexico pays dividends on shares during the eight year period, the participant will be entitled to receive the dividend in cash for all shares that have been fully purchased and paid as of the date that the dividend is paid. If the participant has only partially paid for shares, the dividends payable with respect to the purchased shares will be used to reduce the remaining liability owed for such shares. No stock bonuses under the Employee Stock Purchase Plan were granted to our Named Executive Officers in 2020.
Grupo Mexico also offers a stock purchase plan for certain members of its executive management and the executive management of its subsidiaries and certain affiliated companies (“Executive Stock Purchase Plan”). Under this plan, participants receive incentive cash bonuses that are used to purchase shares of Grupo Mexico and which are deposited in a trust. Mr. Oscar González Rocha received a discretionary cash bonus of $264,131 in 2020, which was used to purchase shares under this plan. This bonus is reflected in the Summary Compensation Table under the Bonus column.
Pension Plan:
The Company has two non-contributory defined benefit pension plans covering former salaried employees in the United States and certain former employees in Peru. Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets are not covered by our non-contributory retirement plans. They are covered by the Peruvian private pension system (“AFP”), a mandatory pension system. As required by Peruvian law, we retain every month a percentage of their salary and deposit the amount into their individual AFP accounts. The percentage of the monthly salary retained and deposited varies each year and has ranged from 8% to 10% over the years. Employees received in 1995 a 13.53% salary increase to compensate them for the new deduction established by Peruvian law to participate in the mandatory pension system. Messrs. Jacob and Corrales and Ms. Vingerhoets received a payment of $5,872, $2,183 and $2,001, respectively, in 2020 pursuant to the requirements of the AFP law. These payments are included in the compensation reported for Messrs. Jacob, Corrales and Ms. Vingerhoets.
Severance Benefits:
We do not have corporate plans providing severance benefits to our Named Executive Officers in Peru. Our Named Executive Officers only receive severance benefits provided by Peruvian law. If the employee is terminated by us and he or she has a fixed-term employment agreement, Peruvian law requires that we pay the employee’s salary for the remaining of the term of his or her employment agreement. Peruvian law also provides that if the employee has been dismissed without cause, he or she is entitled to an amount equal to one and one-half times his or her monthly salary for each year of service up to a maximum of eight years or the equivalent of twelve months of salary. Peruvian law also provides that at the termination of employment an employee will be able to withdraw the full amount of the compensation for the years of service, known as CTS (“Compensación por Tiempo de Servicios”) in Peru described below. Our Named Executive Officers in Peru do not have change of control employment agreements. Our Named Executive Officers in Peru, including Messrs. Jacob, Corrales and Ms. Vingerhoets, do not have employment agreements. However, Mr. Oscar González Rocha, our Chief Executive Officer, who is an expatriate, has an employment agreement described below.
Expatriate Employees:
Pursuant to Peruvian laws concerning expatriate employees, Mr. Oscar González Rocha entered into an employment agreement. The employment agreement is in effect for a term of one year and may be extended for additional periods. In accordance with the terms of the employment agreement, the Company has agreed to provide Mr. Oscar González Rocha (and any other expatriate employees) with benefits as required by Peruvian law. Under the employment agreement, Mr. Oscar González Rocha may resign at any time by providing us with 30 days’ notice. The employment agreement also provides that we may dismiss Mr. Oscar González Rocha for serious offenses as established by Peruvian law. Terminated employees are also entitled to receive severance benefits as required by Peruvian law. Our non-Peruvian contract employees and their dependents receive travel benefits to return to their home country at the end of each year and return to Peru at the commencement of each year of the contract. Additionally, this benefit includes travel to their home country at the termination of the contract.
Discretionary Cash Compensation:
(a) Base Salary:
Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets received $467,541, $139,078, $128,586 and $91,859 in 2020 as annual salary, respectively.
None of the Peruvian Named Executive Officers received salary increases in 2020. The differences in the comparison of the 2020 and 2019 salaries for Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets are due to foreign exchange conversion rates. The Company’s functional currency is the U.S. dollar and salaries, as are all significant portions of our Peruvian operating costs, are denominated in Peruvian Soles. Accordingly, when inflation and currency devaluation/appreciation of the Peruvian currency occur reported salaries can be affected. Mr. Oscar González Rocha’s base salary at the commencement of his services with us is reflected in an employment agreement mandated by Peruvian law. In general, the base salaries of our Named Executive Officers in Peru follow the guidelines of salaries of other key employees of the Company.
(b) Bonus:
Mr. Oscar González Rocha received a discretionary cash bonus of $264,131 in 2020 in recognition of his performance and to reward him for his leadership, vision and focus. This discretionary cash bonus is the bonus paid under the Executive Stock Purchase Plan. Messrs. Jacob and Corrales and Ms. Vingerhoets did not receive discretionary cash incentive bonuses in 2020. The amount of the discretionary cash bonus of Mr. Oscar González Rocha is reflected in the Summary Compensation Table under the Bonus column.

Peruvian Mandated Cash Compensation:
(a) Profit Sharing in the Profits of Our Peruvian Branch:
Peruvian law requires that we, as well as all other mining companies in Peru, share 8% of the annual pre-income tax profits of our Branch with all our workers (salaried and non-salaried). This benefit is payable in cash to each employee in an amount not to exceed 18 times his or her monthly salary. The excess is paid to a Peruvian pro-employment fund and to the regional governments where we operate, that is to say, the regional governments of Lima, Arequipa, Moquegua, and Tacna in Peru.
Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets received $200,327, $73,151, $71,538, and $51,722, respectively, in 2020 as participants in the pre-tax earnings of our Peruvian Branch, respectively. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.
(b) Peruvian Legal Holiday and Other Bonuses:
Peruvian law also requires payment each year of one month’s salary to each employee as a bonus for Peruvian Independence holidays and Christmas. Peruvian law requires the payment of six days’ salary to every employee, including Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets, every year in which May 1 falls on a Sunday or five days’ salary if it falls on a weekday (“Labor Day Bonus”). Peruvian law also requires the payment of a bonus to each salaried and non-salaried employee, including Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets for the celebration of Miners’ Day. Said compensation is reflected in the Summary Compensation Table under the All Other Compensation column.
In 2020, Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets received $108,968, $34,737, $33,830 and $22,571 as Peruvian Independence holidays, Christmas, Labor Day and Miners’ Day bonuses, respectively. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.
(c) Termination of Employment Compensation or CTS:
Additionally, as compensation for years of service or CTS, Peruvian law requires a deposit of one twelfth of an employee’s annual salary, vacation, travel, Independence holidays, Christmas, dependents and service award bonus, each year, for each employee (whether Peruvian or expatriate) working in Peru, as applicable. This amount is deposited in a local bank of the employee’s choosing, in an individual account, which accrues interest paid by said bank. For all legal purposes, the chosen bank acts as trustee of the deposited amounts. The CTS funds can only be fully withdrawn when the employee terminates employment.
In 2020, we deposited for Messrs. González Rocha, Jacob, Corrales and for Ms. Vingerhoets, $57,662, $18,304, $18,054 and $11,993, respectively, as CTS compensation. For further details on the Peruvian mandated severance benefits see above under “Severance Benefits.” These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.
(d) Peruvian Mandated Company Housing:
Peruvian mining law requires that we provide residences at our operations in Toquepala, Cuajone, and Ilo for all our salaried and non-salaried employees, including for Mr. Oscar González Rocha. No other Peruvian Named Executive Officer enjoys this benefit.
(e) Peruvian Mandated Family Assistance:
Peruvian law requires that we provide family assistance, which consists of 10% of the legal minimum salary, to all our salaried and non-salaried employees, including Messrs. González Rocha, Jacob and Corrales, who are married or have children under the age of 18. Said compensation is reflected in the Summary Compensation Table under the All Other Compensation column. No other Peruvian Named Executive Officer enjoys this benefit.

Cash Compensation under Company Sponsored Programs:
(a) Vacation Compensation:
We provide vacation bonuses for all our salaried employees and payment for vacation travel to all our key salaried employees.
Mr. González Rocha’s vacation bonus and travel in 2020 amounted to $38,962 and is reflected in the Summary Compensation Table under the All Other Compensation column. In 2020, Messrs. Jacob and Corrales received 14,043 and $12,862, as vacation bonus and travel, respectively. Ms. Vingerhoets also received vacation and travel compensation. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.
(b) Five Percent Benefit or “Quinquenio”:
We also provide voluntarily to all salaried employees and to non-salaried employees under agreement with our local labor unions, a benefit consisting of five percent of the monthly salary for each period of five years of service. We call this benefit, colloquially in Peru, the “quinquenio.”
In 2020, Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets received $89,612, $34,769, $45,005 and $22,965 as quinquenio, respectively. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.
(c) Other Company Sponsored Programs:
We provide a small family assistance subsidy mandated by Peruvian law to expatriate employees and certain executives. In 2020, Messrs. González Rocha, Jacob and Corrales received minor subsidies under this program which are reflected in the All Other Compensation column in the Summary Compensation Table. Additionally, said column reflects modest Christmas gifts given to all salaried and non-salaried employees, including Messrs. González Rocha, Jacob, Corrales and Ms. Vingerhoets.
Other Benefits:
(a) Company Housing, Medical Benefits and Club Membership:
We provide a corporate residence in Lima, which Mr. Oscar González Rocha uses when he conducts business activities at our Lima headquarters, and we pay for his business club membership in Lima, Peru. We reflect $24,000 in 2020 for the housing benefit and $11,238 for medical benefits and a club membership in the Summary Compensation Table under the All Other Compensation column.
(b) Company Provided Car and Driver:
Messrs. González Rocha, Jacob, Corrales, and Ms. Vingerhoets and other key salaried employees are provided with a Company car and a driver or a Company car without a driver. We consider that the use of Company cars by Messrs. González Rocha, Jacob, Corrales, and Ms. Vingerhoets and by other key salaried employees is not a personal benefit, but is integrally and directly related to the performance of their functions as key executives or salaried employees of one of the largest companies in Peru, is required for security reasons, and is consistent with local practice.
(c) Tax Gross-Up:
We provide certain key employees a cash benefit as reimbursement for the payment of taxes on compensation received under the Stock Purchase Plans of Grupo Mexico. In 2020, Mr. Oscar González Rocha received $113,199 as a tax gross-up payment, which is reflected in the Summary Compensation Table under the All Other Compensation column.
(d) Affiliate Directors’ Fees:
Messrs. González Rocha, Jacob, and Corrales each received $20,000 in 2020 for services as directors of Coimolache S.A. (“Coimolache”), respectively, which is reflected in the Summary Compensation Table under the All Other Compensation column. The Company has a 44.2% participation in Coimolache.

Mexican Compensation Practices:
Our Mexican compensation practices also take into account many factors, including individual performance and responsibilities, years of service, elements of compensation mandated by Mexican law, future challenges and objectives, contributions to the future success of our Company, the executive total compensation, and our financial performance. We may also look at the compensation levels of comparable companies, as described above.
Our Named Executive Officer in Mexico, Mr. Jorge Lazalde receives cash-based compensation, which is currently paid. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Mexican law. We also sponsor programs to recruit and retain qualified employees working in Mexico. Additionally, Grupo Mexico offers certain key employees, including our Named Executive Officers, eligibility under stock purchase plans. See the description of these plans under “Stock Purchase Plans of Grupo Mexico” below.
The payment of bonuses to our Named Executive Officers is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of the same depend on numerous factors, including, among others, our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general.
We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation.
The cash incentive payments granted to or Named Executive Officers are not based on pre-established performance targets or targets that have been previously communicated to the executives. The granting of the award and the amount of each award are discretionary and substantially uncertain until we decide to award them.
All our Mexican employee compensation is denominated in Mexican Pesos. We convert the Mexican Pesos into U.S. dollars using the average exchange rate for the applicable period.
Stock Options:
We have not granted stock options or other equity incentive awards to any of our Named Executive Officers since 2000 in Mexico. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.
Stock Purchase Plans of Grupo Mexico:
Grupo Mexico offers certain eligible key employees, including our Named Executive Officers, the Employee Stock Purchase Plan through a trust that acquires shares of Grupo Mexico for future sales to our employees, and employees of our subsidiaries and certain affiliated companies. Sales are at the approximate fair market value on the date of grant. Every two years employees will be able to acquire title to 50% of the shares paid in the previous two years. The employees will pay for shares purchased through monthly payroll deductions over the eight year period of the plan. At the end of the eight year period, Grupo Mexico will grant the participant a bonus of one share for every ten shares purchased by the employee. If Grupo Mexico pays dividends on shares during the eight year period, the participant will be entitled to receive the dividend in cash for all shares that have been fully purchased and paid as of the date that the dividend is paid. If the participant has only partially paid for shares, the dividends payable with respect to purchased shares will be used to reduce the remaining liability owed for such shares. No stock bonuses under the Employee Stock Purchase Plan were granted to our Named Executive Officers in 2020.
Under the Executive Stock Purchase Plan, participants receive incentive cash bonuses which are used to purchase shares of Grupo Mexico and which are deposited in a trust. Mr. Lazalde did not receive a discretionary cash bonus under the Executive Stock Purchase Plan in 2020.
Pension Plan:
Retirement benefits of our employees in Mexico are covered by the Mexican social security system mandated by Mexican law. In addition, certain of our Mexican subsidiaries participate in a defined contribution pension plan, which complements the retirement benefits granted under the Mexican social security system.

Under the Mexican pension plan, non-union employees of Minera México, S.A. de C.V., and participating subsidiaries who have completed ten continuous years of employment with the participating subsidiary, including Mr. Lazalde earn the right to receive certain benefits upon retirement at the normal retirement age of 70 or upon early retirement on or after age 60. Mr. Lazalde received a contribution under the Mexican pension plan. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column. An employee may choose to retire at age 75 only upon receiving the proper consent of the participating company.
Employees contribute 3% of their monthly base salary to the plan and the employer matches the employees’ contributions with an additional 3%. The funds are then invested in treasury or in marketable securities. The fiduciary of such investment funds is an institution authorized by the Mexican government. The plan is administered by a technical committee composed of at least three unpaid individuals (who may be employees of the participating companies), which are appointed by the Company. The plan may be amended or terminated at any time at the Company’s discretion, but such amendment or termination must preserve acquired rights of the employees.
Regardless of the manner in which an employee’s employment is terminated, he/she is entitled to receive his/her employee contributions and any amounts earned during his/her term of employment. Any severance benefits received by the terminated employee will be deducted from any employer contribution to be received under the plan. In the event of the retirement of an employee, he/she is entitled to receive amounts accrued under the plan.
Severance Benefits:
We do not have corporate plans providing severance benefits to our Named Executive Officers in Mexico. Our Named Executive Officers only receive severance benefits provided by Mexican law or negotiated by us when we undertake workforce reductions at our operations. Our Named Executive Officers in Mexico do not have change of control or employment agreements.
Discretionary Cash Compensation:
(a) Base Salary:
Mr. Lazalde received $169,427 as base salary in 2020. The base salary of Mr. Lazalde decreased 6% from 2019 to 2020 due to foreign exchange conversions.
(b) Bonus:
Mr. Lazalde did not receive a discretionary cash bonus under the Executive Stock Purchase Plan in 2020. Mr. Lazalde received $17,477 as discretionary cash incentive bonus in 2020. This bonus is reflected in the Summary Compensation Table under the Bonus column.
Mexican Mandated Cash Compensation:
(a) Profit Sharing in the Profits of Our Mexican Operations:
Mexican law requires us, as well as all other mining companies in Mexico, to share 10% of the annual pre-tax profits of our operations with all our workers (salaried and non-salaried). This benefit is payable in cash to each employee. Mr. Lazalde received compensation as participation in the pre-income tax earnings of our Mexican operations. This amount is reflected in the Summary Compensation Table under the All Other Compensation column.
(b) Mexican Christmas Bonus:
Mexican law also requires payment each year of at least 15 days salary to each employee, with at least one completed year of service, as a bonus for Christmas. We give our employees in Mexico one month’s salary as Christmas bonus. Mr. Lazalde received $14,933 as a Christmas bonus in 2020. This amount is reflected in the Summary Compensation Table under the All Other Compensation column.

(c) Vacation Compensation:
We provide vacation bonuses for all our salaried employees, with at least one completed year of service, including our Named Executive Officers in Mexico, as required by Mexican law. This vacation bonus consists of at least 25% of the salary earned during the vacation period. Mr. Lazalde received a vacation bonus of $13,956 in 2020. This amount is reflected in the Summary Compensation Table under the All Other Compensation column.
Cash Compensation under Company Sponsored Programs:
(a) Mexican Pension Plan:
We offer our employees of Minera Mexico, S.A. de C.V. and participating subsidiaries the possibility of joining a defined contribution pension plan. Mr. Lazalde received benefits as employer contributions under our Mexican pension plan in 2020. We reflect these benefits in the Summary Compensation Table under the All Other Compensation column. A more detailed description of the principal features of the Mexican pension plan can be found under “Pension Plan” above.
(b) Mexican Savings Plan:
We offer our employees the possibility of saving up to 13% of their salaries and we match this amount with our own contributions (but never in excess of ten times the minimum monthly salary). These amounts are invested by us in marketable securities. Amounts can be withdrawn at any time with proper notice after ceasing participation in the plan. Mr. Lazalde received contributions under our Mexican savings plan, which are reflected in the Summary Compensation Table under the All Other Compensation column.
Other Company Provided Benefits:
(a) Medical Insurance and Other Benefits:
Mr. Lazalde receive minor contributions for medical insurance benefits and food vouchers. This amount is reflected in the Summary Compensation Table under the All Other Compensation column.
(b) Company Provided Car and Driver:
Mr. Lazalde and other key salaried employees are provided with a Company car and a driver. We consider that the use of Company cars by Mr. Lazalde and other key salaried employees is not a personal benefit but is integrally and directly related to the performance of their functions as key executives or salaried employees of one of the largest companies in Mexico, is required for security reasons and is consistent with local practice.
(c) Corporate Secretary Fees:
Mr. Lazalde received $32,000 in fees as our corporate Secretary in 2020. This amount is reflected in the Summary Compensation Table under the All Other Compensation column.
EXECUTIVE COMPENSATION
Set forth below is certain information concerning the compensation earned by, awarded to, paid by us, or by one or more of our subsidiaries or affiliates, to Messrs. González Rocha, Jacob, Corrales, Lazalde and to Ms. Vingerhoets for services rendered in all capacities to us for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018. Mr. Germán Larrea Mota-Velasco, our Chairman, received no compensation from us in 2020, 2019 and 2018 for services other than as a director.

Summary Compensation Table(a)
Gross Annual Compensation
Name and Principal Position	Year	Salary	Bonus(b)	All Other Compensation(c)	Total
Oscar González Rocha	2020	$467,541	$264,131	$664,319	$1,395,991
President and CEO	2019	$490,371	$416,948	$732,551	$1,639,870
	2018	$489,651	$395,676	$619,437	$1,504,764
Raúl Jacob	2020	$139,078	—	$202,452	$341,530
Vice President Finance and CFO	2019	$145,869	—	$197,454	$343,323
	2018	$151,163	$23,496	$183,718	$358,377
Edgard Corrales	2020	$128,586	—	$203,825	$332,411
Vice President, Exploration	2019	$134,865	—	$199,155	$334,020
	2018	$140,123	$16,945	$183,599	$340,667
Julian Jorge	2020	$169,427	$17,477	$75,899	$262,803
Lazalde, Secretary	2019	$180,000	$22,500	$100,699	$303,199
	2018	$182,451	$29,629	$89,094	$301,174
Lina Vingerhoets	2020	$91,859	—	$120,417	$212,276
Comptroller	2019	$96,345	—	$115,756	$212,101
	2018	$96,983	$7,686	$105,250	$209,919

(a)
Compensation for all of our Peruvian and Mexican employees is denominated, respectively, in Peruvian Soles and Mexican Pesos. We convert the Peruvian Soles and Mexican Pesos into U.S. dollars using the average exchange rate for the applicable period. The average rate in 2020 for Peruvian Soles was 3.501 Soles for each U.S. dollar. The average rate in 2020 for Mexican Pesos was 21.496 Mexican Pesos for each U.S. dollar.

(b)
The 2020 cash bonus of Mr. Oscar González Rocha reflects amounts paid under the Executive Stock Purchase Plan.

(c)
All Other Compensation for Mr. Oscar González Rocha consists mainly of:

(i) Cash Compensation Mandated by Peruvian Law:
•
$200,327 in 2020 as profit sharing in the profits of our Peruvian Branch;

•
$108,968 in 2020 as Peruvian legal holiday, Labor Day and Miners’ bonuses;

•
$57,662 in 2020 as termination of employment or CTS; and

•
Family assistance

(ii) Cash Compensation Under Company Sponsored Programs:
•
$38,962 as a vacation bonus and travel in 2020;

•
$89,612 in 2020 as five percent benefit or Quinquenio; and

•
Compensation under other Company sponsored programs.

(iii) Other Benefits:
•
$24,000 for the use of our corporate Lima residence and $11,238 for payment of medical benefits and a business club membership in 2020; and

•
$113,199 in 2020 as a tax gross-up payment.

(iv) Affiliate Director’s Fees:
•
$20,000 in 2020 as director’s fees for services in Coimolache. The Company has a 44.2% participation in Coimolache.

All Other Compensation for Mr. Raúl Jacob consists mainly of:
(i) Cash Compensation Mandated by Peruvian Law:
•
$73,151 in 2020 as profit sharing in the profits of our Peruvian Branch;

•
$34,737 in 2020 as Peruvian legal holiday, Labor Day and Miners’ bonuses;

•
$18,304 in 2020 as termination of employment or CTS; and

•
Family assistance

(ii) Cash Compensation Under Company Sponsored Programs:
•
$14,043 in 2020 as vacation bonus and travel;

•
$34,769 in 2020 as five percent benefit or Quinquenio; and

•
Compensation under other Company sponsored programs.

(iii) Affiliate Director’s Fees:
•
$20,000 in 2020 as director’s fees for services in Coimolache. The Company has a 44.2% participation in Coimolache.

All Other Compensation for Mr. Edgard Corrales consists mainly of:
(i) Cash Compensation Mandated by Peruvian Law:
•
$71,538 in 2020 as profit sharing in the profits of our Peruvian Branch;

•
$33,830 in 2020 as Peruvian legal holiday, Labor Day and Miners’ bonuses;

•
$18,054 in 2020 as termination of employment or CTS; and

•
Family assistance

(ii) Cash Compensation Under Company Sponsored Programs:
•
$12,862 in 2020 as vacation bonus and travel;

•
$45,005 in 2020 as five percent benefit or Quinquenio; and

•
Compensation under other Company sponsored programs.

.(iii) Affiliate Director’s Fees:
•
$20,000 in 2020 as director’s fees for services in Coimolache. The Company has a 44.2% participation in Coimolache.

All Other Compensation for Mr. Jorge Lazalde consists mainly of:
(i) Cash Compensation Mandated by Mexican Law:
•
Mexican Christmas bonus of $14,933 in 2020;

•
Mexican vacation bonus of $13,956 in 2020; and

•
Compensation in 2020 as profit participation.

(ii) Cash Compensation Under Company Sponsored Programs:
•
2020 contributions under our Mexican pension and health plans;

•
2020 contributions under our Mexican savings plan; and

•
Compensation under other Company programs, consisting of food vouchers.

(iii) Attendance Fees as Corporate Secretary:
•
$32,000 in fees as our corporate Secretary in 2020.

All Other Compensation for Ms. Vingerhoets consists mainly of:
(i) Cash Compensation Mandated by Peruvian Law:
•
$51,722 in 2020 as profit sharing in the profits of our Peruvian Branch;

•
$22,571 in 2020 as Peruvian legal holiday, Labor Day and Miners’ bonuses;

•
$11,993 in 2020 as termination of employment or CTS.

(ii) Cash Compensation Under Company Sponsored Programs:
•
Vacation bonus and travel compensation in 2020;

•
$22,965 in 2020 as five percent benefit or Quinquenio; and

•
Compensation under other Company sponsored programs.

Outstanding Equity Awards at Fiscal Year-End
No options to purchase shares in the Company or other equity incentive awards have been granted since 2000. No options, equity awards or equity-based awards were outstanding at December 31, 2020. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.
Option Exercises and Stock Vested at Fiscal Year-End
No options were exercised since 2000. No stock award vested as of December 31, 2020.
Retirement Plans
See descriptions above under “Pension Plans.”
Severance Benefits
As described above in the Compensation Discussion and Analysis, we provide severance benefits as required by Peruvian and Mexican law, as applicable.
HEDGING POLICY
On March 8, 2019, the SEC adopted final rules that require companies to disclose any practices or policies regarding the ability of employees and directors to engage in certain hedging transactions with respect to the Company’s securities. The SEC rules do not require companies to adopt new hedging policies or amend previously approved hedging policies. The Securities Law Compliance Policy of the Company, approved by the Board of Directors on April 23, 2009, provides the following hedging policy:
Hedging
Certain forms of hedging or monetization transactions (such as zero-cost collars) are complex transactions that can present unique insider trading risks. Therefore, the Company strongly discourages board members, officers, employees, and agents covered by this Policy from engaging in such transactions. Any such person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the General Counsel, Secretary or Assistant Secretary of SCC, and it is strongly recommended that such person consult with his or her broker/financial advisor and tax advisor. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the General Counsel, Secretary or Assistant Secretary of SCC at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.
PAY RATIO DISCLOSURE
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has adopted a rule requiring us to disclose a ratio of total annual compensation of our CEO to total annual compensation of our median employee. Based on the methodology described below, the compensation of our median employee in 2020 was $35,514 and compensation to our CEO was $1,395,991, resulting in a ratio of CEO pay to median employee pay for fiscal year 2020 of 39.3.
We used our entire global employee population, other than the CEO, as of a determination date of December 31, 2020 to estimate the median employee. For estimating the median employee, we used a Consistently Applied Compensation Measure (CACM) of annual base salary for 2020 with values converted into U.S. dollars based on the average monthly exchange rate for 2020. We compiled annual base salary data for all employees and then selected our median employee from a group of employees with a salary within +/-1% of the median employee under the CACM. Our median employee is a full-time, hourly employee based in Mexico. After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for our named executive officers as disclosed in the Summary Compensation Table.
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules allow for different methodologies for determining the ratio, and because work force demographic can vary across companies, the estimated ratio should not be compared against other publicly-traded companies. There have been no changes that we reasonably believe would significantly affect the pay ratio disclosure set forth herein.
COMPENSATION POLICIES AND PRACTICES AND RISK
Our Peruvian and Mexican executive officers and non-executive employees receive cash-based compensation, which is currently paid. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Peruvian and Mexican law. We also sponsor programs to recruit and retain qualified employees working in Peru and Mexico.
The payment of bonuses is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of the same depend, among other things, on our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general. We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation. The cash incentive payments granted to our executives and non-executive employees are not based on pre-established performance targets or on targets that have been previously communicated to the executives or the employees. The granting of specific awards and the amount of each award are discretionary and substantially uncertain until we decide to award them.
The decisions to grant salary increases and bonuses for the Named Executive Officers of the Company and for non-executive employees are made by our management team and our Compensation Committee after a thorough analysis of numerous factors, including among others, the responsibilities and performance of each Named Executive Officer or employee measured in the areas of production, expansions and project developments, safety and environmental responsiveness (both individually and as compared to other officers or employees of the Company). It is our practice to grant relatively small salary increases to our Named Executive Officers commensurate with the cost of living increases in Peru and Mexico and tailor the amount of the incentive cash payments to balance the amounts of compensation mandated by Peruvian and Mexican law, principally the amounts received by the Named Executive Officers as profit participations. Generally, in years in which the profit participation amounts paid to Named Executive Officers are high, the bonus or incentive cash payments will be lower than in years in which the profit participation amounts are relatively modest. In such years, where the profit participation amounts are modest, if our financial conditions permit, we tend to increase the amount paid in cash incentives. Without limiting this, from time to time larger discretionary cash bonuses are granted to our Named Executive Officers in recognition of a particular Named Executive Officer’s performance during the year and to reward him for his leadership, vision and focus. The Company’s compensation policies or practices do not vary significantly from the Company’s overall risk and reward structure, inasmuch as we do not offer performance-based bonuses or incentive awards which occur significantly before receipt of anticipated income or expiration of associated risk to the Company. We do not have business units that account for a significant portion of the Company’s risk profile or compensation policies and practices that vary for a particular business unit. We continuously monitor our compensation policies and practices to avoid risk-taking by executive and non-executive employees to increase their compensation.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Germán Larrea Mota-Velasco, Oscar González Rocha, Xavier García de Quevedo Topete and Leonardo Contreras Ledo de Tejada our directors and director nominee representing Grupo Mexico, are executive officers and/or directors of Grupo Mexico or its affiliates. During 2020, Messrs. Germán Larrea Mota-Velasco, Oscar González Rocha, Xavier García de Quevedo Topete, and Gilberto Perezalonso Cifuentes comprised the Compensation Committee of the Board of Directors. Assuming reelection by the stockholders at the 2021 annual meeting, Mr. Enrique Castillo Sánchez Mejorada will become the independent member of the Compensation Committee replacing Mr. Gilberto Perezalonso Cifuentes, who will continue as a member of the Board but will not stand for reelection as a member of the Compensation Committee. See also “Related Party Transactions.”
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended, require that the Company’s stockholders be given the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s Named Executive Officers in the Summary Compensation Table. The Compensation Discussion and Analysis begins at page 15 of this proxy statement. As discussed there, the Board of Directors believes that the Company’s long-term success depends, in large measure, on the talents of the Company’s employees. The Company’s compensation practices play a significant role in the Company’s ability to attract, retain and motivate the highest quality workforce. The principal underpinnings of the Company’s compensation system are to comply with the requirements of Peruvian and Mexican laws, to fit with the Company’s goals and objectives and to retain its key executives and reward them appropriately for their positive results. The compensation of the Company’s Named Executive Officers is in line with the compensation of other key employees of the Company. Additionally, the compensation of Mr. Oscar González Rocha, our Chief Executive Officer, is below the reported compensation of other chief executive officers of companies with comparable market capitalization.
The proposal for a non-binding advisory vote on executive compensation provides stockholders with the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because this is an advisory vote, it will not be binding upon the Company, its Board of Directors, or its Compensation Committee. However, the Company, its Board of Directors, and its Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements to the extent they can determine the cause or causes of any significant negative voting results. The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions and broker non-votes are not counted either as votes cast “For” or “Against” the proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.

The Board of Directors recommends that stockholders vote FOR approval of this resolution.
RELATED PARTY TRANSACTIONS
In 2020, we had entered into certain transactions in the ordinary course of business with parties that are controlling stockholders or their affiliates. These transactions include the lease of office space, air and railroad transportation, construction services, energy supply and other products and services related to mining and refining. We lend and borrow funds among affiliates for acquisitions and other corporate purposes. These financial transactions bear interest and are subject to review and approval by senior management, as are all related party transactions.
Grupo Mexico, our ultimate parent and our majority indirect stockholder, and its affiliates, provide various services to us directly or indirectly through subsidiaries. In 2020, these services were primarily related to accounting, legal, tax, financial, treasury, human resources, price risk assessment and hedging, purchasing, procurement and logistics, sales and administrative and other support services. We pay Grupo Mexico and AMMINCO Apoyo Administrativo, S. A. de C. V. (“AMMINCO”), a subsidiary of Grupo Mexico, for these services. The total amount paid by us to Grupo Mexico and AMMINCO for such services in 2020 was $28.6 million. The Company received $0.1 million for rental services from AMMINCO in 2020. We expect to continue to pay for these support services in the future.
In 2020, our Mexican operations paid $45.8 million primarily for freight services provided by Ferrocarril Mexicano, S.A. de C.V., $53.7 million for engineering and construction services provided by Mexico Proyectos y Desarrollos, S.A. de C.V. and affiliates, and $213.3 million for power supplied by Mexico Generadora de Energia S. de R.L. (“MGE”), all subsidiaries of Grupo Mexico. In 2020 the Company received from MGE $54.9 million for natural gas and services. In May 2020, MGE signed a promissory note to pay to the Company´s Mexican operations 97.2 million Mexican pesos (approximately $5.1 million) plus interest. The annual interest rate of the note was 8.28% with monthly payments. MGE repaid this note in December 2020.
In 2014, Mexico Generadora de Energia Eolica S. de R.L. de C.V, an indirect subsidiary of Grupo Mexico, located in Oaxaca, Mexico, acquired Eolica el Retiro, a windfarm with 37 wind turbines. This company started operations in January 2014 and began to sell power to Industrial Minera Mexico, S.A. de C.V. and subsidiaries (“IMMSA”) and other subsidiaries of Grupo Mexico in the third quarter of 2014. Eolica El Retiro supplied approximately 9.6% of its power output to IMMSA, a subsidiary of the Company in 2020. Our Mexican operations purchased power from Eolica for $1.0 million in 2020.
In 2012, the Company signed a power purchase agreement with MGE, whereby MGE will supply some of the Company’s Mexican operations with power through 2032. MGE has two natural gas-fired combined cycle power generating units, with a net total capacity of 516.2 megawatts and has been supplying power to us since December 2013. Currently, MGE supplies 2.3% of its power output to third-party energy users.
In 2020, the Company’s Mexican operations purchased $233.9 million in copper concentrates, anodic slimes and tolling fees from Asarco LLC, a subsidiary of Grupo Mexico. In 2020, the Company sold $77.9 million in copper concentrates, as well as sulfuric acid, silver and gold to Asarco LLC.
In September 2019, Asarco LLC signed a promissory note to pay to the Company´s Mexican operations $62.0 million plus interest no later than October 31, 2021, with quarterly payments of $0.5 million. The annual interest rate of the note was Libor plus 200 basis points, which was reviewed annually. In November 2020, the promissory note was fully paid. Related to this promissory note, the Company recorded interest income of $2.2 million in 2020.
In 2020, the Company made donations of $7.1 million to Fundacion Grupo Mexico, A.C., an organization dedicated to promoting the social and economic development of the communities close to the Company’s Mexican operations.
The Larrea family controls a majority of the capital stock of Grupo Mexico, and has extensive interests in other businesses, including transportation, aviation, entertainment and real estate. We engage in certain transactions in the ordinary course of business with other entities controlled by the Larrea family relating to the lease of office space, air transportation and entertainment services.

In 2020, we paid MexicoTransportes Aereos S.A. de C.V. $3.5 million for aviation services provided to our Mexican operations. In 2020, the Company’s Mexican operations paid $0.4 million and $0.2 million to Boutique Bowling de Mexico S.A de C.V. and Operadora de Cinemas S.A. de C.V. for entertainment services, respectively. These companies are controlled by the Larrea family. In addition, in 2020 the Company received $1.7 million, $0.1 million and $0.1 million from Mexico Transportes Aereos S.A. de C.V., Boutique Bowling de Mexico S.A. de C.V., and Operadora de Cinemas S.A. de C.V., respectively, for building rental, services and reimbursement of maintenance services provided by our Mexican subsidiary.
In 2020 we did not have purchase or sales activities with companies having relationships with our executive officers.
The Company has a 44.2% participation in Compañia Minera Coimolache S.A. (“Coimolache”), which it accounts for on the equity method. Coimolache owns Tantahuatay, a gold mine located in the northern part of Peru. Messrs. Gonzalez Rocha, Jacob and Corrales are directors of Coimolache.
In addition, the Company has a 30.0% participation in Apu Coropuna S.R.L. (“Apu Coropuna”), which it accounts for on the equity method. Apu Coropuna is a company, which undertakes exploration activities in the Pucay prospect, located in Arequipa, Peru. Mr. Edgard Corrales is a member of the Management Committee of Apu Coropuna.
Asarco LLC, a subsidiary of Grupo Mexico, and AMC, the parent of the Company, employ Oscar González Barron, the son of Oscar González Rocha, our Chief Executive Officer. Mr. González Barron holds the position of Chief Financial Officer at Asarco LLC and received $47,856 as his base salary along with other employment benefits that are standard for employees of Asarco LLC at that management level. Mr. González Barron did not receive a discretionary cash bonus from Asarco LLC in 2020. Mr. Oscar González Barron holds the office of Corporate Director of Administration and Internal Control at AMC and received total compensation from AMC of $228,339 in 2020. Mr. Oscar González Rocha was not involved in the recruiting or hiring of Mr. Oscar González Barron by Asarco LLC or AMC, nor in any decision affecting Mr. González Barron’s compensation at Asarco LLC or at AMC. Mr. Oscar González Barron’s compensation was established by Asarco LLC and AMC, respectively, in accordance with their compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.
It is anticipated that in the future we will enter into similar transactions with such parties.
The Audit Committee reviewed the 2020 related party transactions reported in this proxy statement and did not object to any of them. Our Audit Committee recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and adopted a written policy for related party transactions on January 24, 2007, and amended it on February 23, 2007, and on April 24, 2008. During 2020, it was our policy that the Audit Committee shall review all related party transactions. Related parties were those defined as such by the SEC. We are required to report all related party transactions in our filings with the SEC and as required by accounting requirements.
Article Nine of our Certificate specifically states: “The Corporation shall not engage in any Material Affiliate Transaction unless it has been the subject of prior review by a committee of the Board of Directors with at least three members, each of whom is an Independent Director (any such committee, an “Affiliate Transactions Committee”). For purposes of this ARTICLE NINE, a “Material Affiliate Transaction” shall mean any transaction, business dealing or material financial interest in any transaction, or any series of related transactions, between Grupo México or one of its affiliates (other than the Corporation or any of the Corporation’s subsidiaries), on the one hand, and the Corporation or one of the Corporation’s subsidiaries, on the other hand, that involves consideration of more than $10,000,000 in the aggregate.”
During 2020, our policy provided that the Audit Committee may delegate authority to grant such approvals or ratifications to one or more members of the Audit Committee with the requirement that such member or members present any decisions made pursuant to such delegated authority to the full Audit Committee at its next scheduled meeting.
Additionally, during 2020, the policy provided that in transactions where a senior officer is related to any of our goods or services provider, the Chairman of the Audit Committee is delegated the authority to approve the transaction, unless it exceeds an aggregate consideration of more than $500,000. In the latter case, prior approval of the Audit Committee members is required.
During 2020, our policy provided that in reviewing a related party transaction the Audit Committee had to consider all of the relevant factors surrounding the transaction, including:
(1)   whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of the Company and our stockholders;
(2)   whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;
(3)   whether the Audit Committee determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;
(4)   whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
(5)   whether the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and/or
(6)   whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.
During 2020, Management reported all related party transactions to the Audit Committee at each meeting,including material transactions. On April 25, 2017, the Audit Committee created a subcommittee of related party transactions, composed of three of its members, with the authority to review related party transactions, including material affiliate related party transactions. Material related party transactions are reported to the full Board of Directors. During 2020, our policy, provided a presumption that the Audit Committee has approved or ratified the related party transaction if it has reviewed the transaction and made no observations or objections to the same.
During the second half of 2019, at the direction of the Audit Committee and with the input of the subcommittee of related party transactions, management undertook to revise our internal policies and procedures to establish channels of reporting and review and approval requirements for related party transactions. This revised policy was developed to complement our existing practices covering related party transactions, including the Audit Committee’s policy described above. While the revised policy addressed the subject of related party transactions and the potential conflict of interest they present generally, a particular focus of the revised policy is to assist our employee base to identify potential transactions described by Article Nine of our Certificate as early as possible and establish a chain of internal reporting to help ensure that we do not engage in any Material Affiliate Transaction (as defined in Article Nine of our Certificate) unless that transaction has been the subject of prior review by a committee of three independent members of our board of directors. This revised policy was approved by our Board of Directors at its meeting of February 20, 2020.
As an example of the revised policy’s enhanced control functions, related party transactions with consideration between $8,000,000 and $10,000,000 are to be pre-approved by our General Counsel and Chief Financial Officer. If the General Counsel and Chief Financial Officer have any questions about the consideration amount, they may refer a proposed related party transaction to the committee of three independent directors for consideration.

“CONTROLLED COMPANY” EXCEPTION TO NYSE RULES
A company of which more than 50% of the voting power for the election of directors is held by a single entity, a “controlled company,” is not required to comply with the requirements of the NYSE corporate governance rules requiring a majority of independent directors and independent compensation and nominating/corporate governance committees.
We are a controlled company as defined by the rules of the NYSE. Grupo Mexico owns indirectly 88.9% of our stock as of December 31, 2020 and controls the voting power for the election of directors. We have taken advantage of the exceptions to the corporate governance rules of the NYSE. We have three special independent directors nominated by the Special Nominating Committee, Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán. Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola are our fourth, fifth and sixth independent directors. At its meeting on January 21, 2021, the Board of Directors determined that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, Carlos Ruiz Sacristán, Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola are independent of management in accordance with the requirements of the NYSE as such requirements are interpreted by our Board of Directors in its business judgment.

CORPORATE GOVERNANCE
Corporate Governance Guidelines, Committee Charters and Code of Ethics
We have adopted Corporate Governance Guidelines for the Board of Directors and charters for the Audit, Special Nominating, Corporate Governance and Disclosure, and Compensation Committees. We also have in place a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, comptroller, all other officers, directors and our employees, including the persons performing accounting or financial functions. The Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Committee charters, may be accessed free of charge by visiting our web site at www.southerncoppercorp.com. We intend to report any amendments to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer, comptroller, director, and other persons performing similar functions as required by the NYSE rules.
Board Leadership Structure
The Board of Directors believes that the Company is best served by separating the positions of Chairman and Chief Executive Officer. Mr. Germán Larrea Mota-Velasco is the Chairman of our Board of Directors and Mr. Oscar González Rocha, the President of the Company, is our Chief Executive Officer. This structure provides two leaders for the Company and results in a more effective organization. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership with two persons setting the tone and having responsibility for managing our operations.
Risk Oversight Process
Executive management of the Company, with the assistance of internal audit and other management committees and key personnel reviews periodically the Company’s risk management process, including operational, legal, financial, governmental,environmental, corporate governance, credit, cybersecurity, and liquidity risk matters. Additionally, executive management reports to the Audit Committee significant risk findings and the Audit Committee then reports same to the entire Board of Directors. The Board of Directors has the ultimate oversight role to monitor how executive management manages the material risks associated with the Company’s operations.
It is the competence of the Audit Committee to review and discuss with executive management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the Board’s Corporate Governance and Disclosure Committee’s duties include overseeing and reviewing periodically with the Chief Executive Officer, the Chief Financial Officer, the proper officers, employees, and committees of the Company, the internal and external auditors, and the Audit Committee the effectiveness of the Company’s disclosure controls and procedures, internal controls, and risk assessments, and the quality and adequacy of the disclosures that the Company makes in the periodic reports it files with the SEC.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.
Executive Session of Non-Management Directors
In accordance with Section 303A.03 of the corporate governance rules of the NYSE, an executive session of non-management directors is scheduled on the occasion of each of our regularly scheduled Board of Directors meetings. Only independent directors attend the executive sessions of non-management directors. For such purpose, our Chairman invites the non-management directors to hold the executive session and all other members are asked to leave the boardroom. The non-management directors decide on each occasion if there are matters that warrant holding the executive session and the directors designate for each session, the director who will preside at each executive session. This policy is disclosed in Section 5.4 of our Corporate Governance Guidelines posted on the Company’s web site at www.southerncoppercorp.com.

Corporate Governance and Disclosure Committee
The primary functions of the Corporate Governance and Disclosure Committee are (a) to consider and make recommendations to the Company’s Board of Directors concerning the appropriate function and needs of the Board, (b) to develop and recommend to the Board of Directors corporate governance principles, (c) to oversee evaluation of the Board of Directors and management, and (d) to oversee and review compliance with the disclosure and reporting standards of the Company that require full, fair, accurate, timely, and understandable disclosure of material information regarding the Company in reports and documents that it files with the SEC, the NYSE and equivalent authorities in the countries in which the Company operates, as well as in other public communications that it regularly makes. The Chief Executive Officer, the Chief Financial Officer, the Comptroller, the Treasurer, and the persons performing accounting or financial functions are responsible to ensure compliance with these standards. Additionally, the Chief Executive Officer and the Chief Financial Officer are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting. It is also the purpose of the Corporate Governance and Disclosure Committee to assist the Audit Committee in the performance of its responsibilities. Because we are a controlled company as defined by the NYSE we do not have a Corporate Governance and Disclosure Committee comprised entirely of independent directors. During 2020, the Committee was composed of Messrs. Germán Larrea-Mota Velasco, Oscar González Rocha, Xavier García de Quevedo Topete, and Alfredo Casar Pérez. The Committee met two times in 2020.
The Corporate Governance and Disclosure Committee has the authority to delegate any of its authority to subcommittees designated by the Corporate Governance and Disclosure Committee, to the extent permitted by law. The Corporate Governance and Disclosure Committee has the authority to delegate its authority to one or more members of the Committee with the requirement that such member or members present any decisions made pursuant to such delegated authority to the full Corporate Governance and Disclosure Committee at its next meeting. The Committee has the sole authority to retain and terminate any counsel or other advisors, including sole authority to approve the fees and other retention terms.
Special Independent Directors/Special Nominating Committee
The Special Nominating Committee functions as a special committee to nominate special independent directors to the Board of Directors. The Company does not have any other nominating committee. Pursuant to our Certificate, a special independent director is any director who (i) satisfies the independence requirements of the NYSE Listed Company Manual (or any other exchange or association on which the Common Stock is listed) and (ii) is nominated by the Special Nominating Committee. The Special Nominating Committee has the right to nominate a number of special independent directors based on the percentage of our Common Stock owned by all holders of our Common Stock, other than Grupo Mexico and its affiliates.
The Special Nominating Committee consists of three directors, two “Special Designees” and one “Board Designee.” The current Special Designees are Luis Miguel Palomino Bonilla and Carlos Ruiz Sacristán (each an “Initial Member”) and the current Board Designee is Xavier García de Quevedo Topete.The Board Designee is selected annually by the Board of Directors. The Special Designees are selected annually by the members of the Board of Directors who are special independent directors or Initial Members. Only special independent directors can fill vacancies on the Special Nominating Committee. Any member of the Special Nominating Committee may be removed at any time by the Board of Directors for cause. The unanimous vote of all members of the Special Nominating Committee will be necessary for the adoption of any resolution or the taking of any action.
Our Certificate provides that the minimum number of special independent directors on the Board of Directors at any given time shall be equal to (a) the total number of directors on the Board of Directors multiplied by (b) the percentage of Common Stock owned by all of the stockholders (other than Grupo Mexico and its affiliates), rounded up to the next whole number. Notwithstanding the foregoing, the total number of persons nominated as special independent directors cannot be less than two or greater than six.
The Special Nominating Committee has nominated Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as special independent directors. Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola are our fourth, fifth and sixth independent directors. At its meeting on January 21, 2021, the Board of Directors approved the nomination of special independent directors made by the Special Nominating Committee and endorsed the determination made by the Special Nominating Committee that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán are independent of management in accordance with the requirements of the NYSE, as such requirements are interpreted by the Special Nominating Committee and our Board of Directors in their respective business judgments. The Board of Directors also determined that Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada and Rafael Mac Gregor Anciola are independent of management in accordance with the requirements of the NYSE as such requirements are interpreted by our Board of Directors in its business judgment. Notwithstanding the foregoing, the power of the Special Nominating Committee to nominate special independent directors is subject to the rights of the stockholders to make nominations in accordance with our by-laws.
The Special Nominating Committee met two times in 2020. The Special Nominating Committee considers and makes recommendations to the Board of Directors with respect to the nominations for special independent directors. The Committee considers recommendations for special independent director nominees to the Board of Directors from all sources. Recommendations for special independent director nominees should be sent in writing to our Secretary or Assistant Secretary (see “Proposals and Nominations of Stockholders” below).
The Special Nominating Committee’s Charter sets forth that it shall have the authority to:
•
consider and recruit candidates to fill the positions on the Board of Directors allocated to special independent directors taking into account the Board’s current composition and core competencies and the needs of the Board of Directors as a whole;

•
apply criteria for Board membership that require special independent directors to satisfy the independence requirements, possess financial and business competency, high ethical standards and integrity, intelligence and judgment, sufficient time to devote to our matters, and a history of achievement;

•
review and consider candidates from all sources;

•
conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

•
recommend the special independent director nominees for approval by the Board of Directors and you;

•
fill any vacancy created by the removal, resignation or retirement from the Board of Directors of any special independent director; and

•
evaluate annually the Committee’s own performance and the adequacy of the charter, and report on the same to the Board of Directors

The Committee has the authority to delegate any of its authority to subcommittees designated by the Committee, to the extent permitted by law. However, the Committee has the sole authority to retain and terminate any advisor, including counsel and any search firm used to identify special independent director candidates, and to approve the fees and other retention terms of said advisors.

COMPENSATION OF DIRECTORS
2020 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)
Germán Larrea Mota-Velasco	$52,000	$71,808	$123,808
Oscar González Rocha	—	—	—
Vicente Ariztegui Andreve	$52,000	$71,808	$123,808
Alfredo Casar Pérez	$52,000	$71,808	$123,808
Enrique Castillo Sánchez Mejorada	$136,000	$71,808	$207,808
Xavier García de Quevedo Topete	$52,000	$71,808	$123,808
Rafael Mac Gregor Anciola	$52,000	$71,808	$123,808
Luis Miguel Palomino Bonilla	$136,000	$71,808	$207,808
Gilberto Perezalonso Cifuentes	$136,000	$71,808	$207,808
Carlos Ruiz Sacristán	$52,000	$71,808	$123,808

(a)
The dollar value reported is based on the closing stock price of a share of SCC’s common stock on the NYSE on the July 28, 2020 grant date, which was $44.88.

Each non-employee director receives compensation in the amount of $20,000 per year and $8,000 for attendance in person at each meeting of the Board. Commencing with the second quarter 2021, the $20,000 annual cash compensation shall be paid quarterly and conditioned upon the attendance of each director to each Board meeting. For committee attendance the fee is $6,000 and if the participation is by telephone conference the compensation is $1,000 for each meeting. All directors are reimbursed by us for all meeting related expenses.
We have a Directors’ Stock Award Plan which entitles directors who are not compensated as our employees to an award of 1,600 shares of Common Stock upon election to the Board of Directors and 1,600 additional shares of Common Stock following each annual meeting of stockholders thereafter. Commencing with the 2021 grant, the 1,600 shares shall be granted quarterly and conditioned upon the attendance of each director to each Board meeting. The award is not subject to vesting requirements.
The information set forth below reflects the shares of our Common Stock granted under the Directors’ Stock Award Plan outstanding and held by each of the directors as of December 31, 2020.
Southern Copper Corporation
Shares of Common Stock Beneficially Owned
Germán Larrea Mota-Velasco	27,766
Oscar González Rocha	1,212
Vicente Ariztegui Andreve	4,800
Alfredo Casar Pérez	0
Enrique Castillo Sánchez Mejorada	1,600
Xavier García de Quevedo Topete	12,038
Rafael Mac Gregor Anciola	6,000
Luis Miguel Palomino Bonilla	7,814
Gilberto Perezalonso Cifuentes	25,341
Carlos Ruiz Sacristán	19,074

ATTENDANCE OF DIRECTORS
The Board of Directors met four times at its regularly scheduled meetings in 2020, with 100% attendance by all directors.
During 2020 each member of the Board of Directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings and videoconferences held by all committees of the Board of Directors on which such person served (during the periods that such person served).
We do not have a policy requiring attendance by directors at the annual meeting of stockholders. Mr. Oscar González Rocha, our Chief Executive Officer, chaired the 2020 annual meeting of stockholders and Mr. Jorge Lazalde, our Secretary, recorded the minutes of the meeting.
COMMUNICATIONS WITH DIRECTORS
You or other interested persons wishing to write to our Board of Directors or a specified director or committee of the Board, including our non-management directors or independent directors, should send correspondence to our Secretary or Assistant Secretary at Southern Copper Corporation, 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, or at Southern Copper Corporation, Av. Caminos del Inca 171, Chacarilla del Estanque, Santiago de Surco, C.P. 15038, Peru, or at Southern Copper Corporation, Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Delegacion Miguel Hidalgo, Mexico City, C.P. 11000, Mexico.
All communications so received from you or other interested parties will be forwarded to the Board of Directors, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. This process will assist the Board of Directors in reviewing and responding to communications in an appropriate manner. The Board of Directors has instructed our Corporate Secretary or Assistant Secretary to review such correspondence and, at his discretion, to not forward items he deems to be commercial or frivolous in nature, or otherwise inappropriate for the Board’s consideration.
DELINQUENT SECTION 16 (a) REPORTS
Based on our records and other information, we believe that all filing requirements of the SEC applicable to our executive officers, directors, and owners of more than ten percent of our Common Stock were complied with in 2020 with the exception of two of our directors. Mr. German Larrea Mota-Velasco filed one late report covering the sale of 37,518 shares on December 8, 2020.
APPROVAL OF MANAGEMENT PROPOSALS BY STOCKHOLDERS
The Board of Directors recommends that you vote FOR the following proposals:
PROPOSAL TO ELECT TEN DIRECTORS
The Board of Directors recommends that you vote in favor of the election of Messrs. Vicente Ariztegui Andreve, Enrique Castillo Sánchez Mejorada, Leonardo Contreras Lerdo de Tejada, Xavier García de Quevedo Topete, Oscar González Rocha, Germán Larrea Mota-Velasco, Rafael Mac Gregor Anciola, Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as directors of the Company to represent you.
A plurality of the votes cast by you is required for the election of the ten directors. Abstentions are counted for quorum purposes but are not counted either as votes cast “For” or “Against” any nominee. Broker non-votes will not be counted in determining the outcome of the election of the ten director nominees at the annual meeting on May 28, 2021. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to elect directors.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS
Galaz, Yamazaki, Ruiz Urquiza S.C. is a member firm of Deloitte Touche Tohmatsu Limited, a Swiss Verein. Deloitte Touche Tohmatsu’s Global Energy and Resources practice provides comprehensive, integrated solutions to the electric power, oil and gas, mining, and water sectors through its member firms around the world. These solutions address the range of challenges facing energy and resources companies as they adapt to a changing regulatory environment, to political, economic and market pressure and to technological development. Deloitte and Touche LLP, a subsidiary of Deloitte LLP, and a member of Deloitte Touche Tohmatsu Limited, was our independent accountants for the year ended December 31, 2002. Galaz, Yamazaki, Ruiz Urquiza S.C. have been our independent accountants since 2009.
The Board of Directors recommends that you ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for the calendar year 2021. Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, has advised us that neither the firm nor any of its members have any direct or material indirect financial interest in us or our subsidiaries. A representative of Galaz, Yamazaki, Ruiz Urquiza S.C. will be present at the stockholders’ meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means at the meeting by the holders of shares of Common Stock entitled to vote thereon is required to ratify the selection of the independent accountants described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions are not counted either as votes cast “For” or “Against” the proposal to ratify the selection of the independent accountants described in this proxy statement. Because brokers have discretionary authority to vote on the ratification of the appointment of independent accountants we do not expect any broker non-votes in connection with this proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to ratify the selection of the independent accountants.
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote in favor of the resolution to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions and broker non-votes are not counted either as votes cast “For” or “Against” the proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.
SHAREHOLDER PROPOSAL TO APPOINT INDEPENDENT CHAIR
The United Steelworkers, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (“USW”) which represents that it owns 105 shares of the Common Stock of the Company have notified the Company that the following proposal is to be presented at the annual meeting.
The Stockholder’s Resolution
RESOLVED: Shareholders of Southern Copper Corporation (the “Company”) urge the Board of Directors (the “Board”) to take the steps necessary to adopt a policy to require that the Chair of the Board (the “Chair”), whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. The policy should also specify the process for selecting a new independent Chair if the current Chair ceases to be independent between annual meetings of shareholders. Compliance with the policy may be excused if no independent director is available and willing to be Chair.
Supporting Statement
In our view, the Chair should be an independent director, who has not previously served as an executive of the Company, in order to provide robust oversight and accountability of management and to facilitate effective deliberation of corporate strategy. The appointment of an independent board chair has become a more common practice in recent years. In 2019, 34 percent of S&P 500 boards were chaired by an independent director, compared to 16 percent in 2009.(1)
The Company’s Chair German Larrea Mota-Velasco is a non-independent member of the Board. Grupo Mexico S.A.B. de C.V. (“Grupo Mexico”) beneficially owns more than 50 percent of the Company’s voting stock. German Larrea Mota-Velasco serves as President and CEO of Grupo Mexico. German Larrea Mota-Velasco also serves as non-independent member of the Board’s Compensation and Corporate Governance committees. He previously served as the Company’s CEO until 2004.
In our opinion, an independent Chair will increase investor confidence in our Company and support enhanced oversight of the Company’s executive officers. The Board is responsible for monitoring the executive officers’ performance and providing objective guidance to the executives. Having a non-independent Chair has the potential to weaken the Board’s independent oversight. We also believe that an independent Chair will enhance the independence and objectivity of the Board in reviewing the Company’s various related party transactions with Grupo Mexico.
According to Institutional Shareholder Services, “boards with independent leadership (either via an independent Chair or a Lead Director) are more likely to be more diverse, have more balance tenure, are more responsive to shareholders, while their CEO pay levels are less likely to be excessive relative to peers.”(2) According to Glass Lewis, “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without management conflicts that exist when the CEO or other executive also serves as a chairman.”(3)
For these reasons, we urge shareholders to vote FOR this resolution.
The Board of Directors recommends that you vote AGAINST this proposal.
The affirmative vote of a majority of the votes cast in person or by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the approval of the shareholder proposal described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions and broker non-votes are not counted as a vote “For “ or “Against” this proposal. If we receive a signed proxy with no voting instructions, such shares will be voted “Against” the approval of the proposal.
PROPOSALS AND NOMINATIONS OF STOCKHOLDERS
Under SEC rules, proposals of stockholders intended to be presented at our 2022 annual meeting of stockholders must be received by us at our principal executive office in the United States (1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, USA) by December 17, 2021, to be considered for inclusion in our proxy statement and form of proxy.

(1)
2019 U.S. Spencer Stuart Board Index, Spencer Stuart, 2019, available at https://www.spencerstuart.com/-/media/2019/ssbi-2019/us board index 2019.pdf

(2)
Independent Board Leadership Matters: Evidence from Governance Practices, Institutional Shareholder Services,November 9, 2018, available at https://www.issgovernance.com/library/independent-board-leadership-matters/

(3)
In-Depth: Independent Board Chairman, Glass Lewis, March 2016, available at https://www.glasslewis.com/wp-content/uploads/2016/03/2016-In-Depth-Report-INDEPENDENT-BOARD-CHAIRMAN.pdf

In addition, Section 2.03 of our by-laws, which deals with Notice of Stockholder Business and Nominations, provides that Common Stockholders seeking to nominate a director or propose business to be considered at an annual meeting of stockholders must give written notice to our Secretary or Assistant Secretary regarding the proposed nominee and/or proposed business to be considered no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, your nominations or proposals intended to be presented at our 2022 annual meeting of stockholders must be received by us by February 27, 2022 but not before January 28, 2022 (unless the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the 2021 meeting).
OTHER INFORMATION
We are not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy are ratified to and will vote said proxy in accordance with their judgment on such matters. The cost of soliciting proxies in the accompanying form will be borne by us. Computershare has been employed to render some services for a net fee of $1,200, plus reasonable out-of-pocket expenses, to be paid by us. A number of our regular employees, without additional compensation, may solicit proxies personally or by mail or telephone.
Southern Copper Corporation
Jorge Lazalde
Secretary
Phoenix, Arizona, April 16, 2021

SOUTHERN COPPER CORPORATION

VOTE

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Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. ▼

A Proposals — The Board of Directors of Southern Copper Corporation recommends a vote "For" proposals 1, 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Germán Larrea Mota-Velasco	☐	☐
02 - Oscar González Rocha	☐	☐
03 - Vicente Ariztegui Andreve	☐	☐
04 - Enrique Castillo Sánchez Mejorada	☐	☐
05 - Leonardo Contreras Lerdo de Tejada	☐	☐
06 - Xavier García de Quevedo Topete	☐	☐
07 - Rafael Mac Gregor Anciola	☐	☐
08 - Luis Miguel Palomino Bonilla	☐	☐
09 - Gilberto Perezalonso Cifuentes	☐	☐
10 - Carlos Ruiz Sacristán	☐	☐

Proposal	For	Against	Abstain
2. Ratify the Audit Committee's selection of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for 2021.	☐	☐	☐
3. Approve by, non-binding vote, executive compensation.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote AGAINST Proposal 4.

Proposal	For	Against	Abstain
4. Vote on a stockholder proposal on independent chair, if properly presented to the meeting.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — SCCO2021.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PLEASE COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. ▼

Proxy — SOUTHERN COPPER CORPORATION

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Proxy Solicited by Board of Directors for Annual Meeting of Stockholders to be Held May 28, 2021.

The undersigned hereby appoints OSCAR GONZALEZ ROCHA and JORGE LAZALDE, and each of them, with power of substitution, the proxies of the undersigned to vote all the shares the undersigned may be entitled to vote at the annual meeting of stockholders of Southern Copper Corporation, to be held virtually on May 28, 2021, at 9:00 A.M., Mexico City time, and at any adjournment thereof upon all matters specified in the notice of said meeting as set forth on the reverse hereof, and upon such other business as may lawfully come before the meeting.

Holders of Common Stock are entitled to elect ten directors at the meeting. Please refer to the Proxy Statement for details.

PLEASE VOTE ON ALL PROPOSALS, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The shares represented by this proxy will be voted as directed by the stockholder. If a signed proxy is returned to the Company with no voting instructions given, such shares will be voted FOR all nominees for election as directors, FOR proposals No. 2 and 3 and AGAINST proposal 4.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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